EXECUTION COPY


                                CREDIT AGREEMENT


                                   Dated as of


                                November 24, 2003


                                  By and Among





                              NUI UTILITIES, INC.,


                                as the Borrower,





                    THE FINANCIAL INSTITUTIONS PARTY HERETO,


                            as the Lenders hereunder,


                                       and





                           CREDIT SUISSE FIRST BOSTON,


           as sole Administrative Agent, Lead Arranger and Bookrunner


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                                TABLE OF CONTENTS
                                -----------------


ARTICLE 1.   DEFINITIONS.....................................................1

1.1      Defined Terms.......................................................1

1.2      GAAP Definitions...................................................14

1.3      Other Definitional Conventions and Rules of Construction...........14


ARTICLE II.  THE LOANS......................................................15

2.1      Commitments........................................................15

2.1a     Loans..............................................................15

2.1b     Obligations of Each Lender.........................................15

2.1c     Evidence of Debt; Repayment of Loans...............................15

2.1d     Loan Request.......................................................16

2.1e     Making Loans.......................................................17

2.1f     Swingline Loans....................................................18

2.2      Interest Rates, Interest Payment and Certain Provisions
          Relating to Interest and Fees.....................................19

2.2a     Payments of Interest; Collateralization............................19

2.2b     Interest Rate Options..............................................20

2.2c     Interest Periods; Limitations on Elections.........................20

2.2d     Election, Conversion or Renewal of Interest Rate Options...........20

2.2e     Notification of Election of an Interest Rate Option................21

2.2f     Default Interest...................................................21

2.3      Yield-Protection, Capital Adequacy and Miscellaneous
          Provisions Relating to Euro-Rate..................................22

2.3a     Yield Protection...................................................22

2.3b     Capital Adequacy...................................................23

2.3c     Euro-Rate Unascertainable..........................................23

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2.3d     Illegality.........................................................24

2.3e     Change of Lending Office...........................................24

2.4      Fees...............................................................24

2.4a      Commitment Fee....................................................24

2.4b     Certain Other Fees.................................................25

2.5      Calculation of interest and Commitment Fee.........................25

2.6      Extension of Termination Date......................................25

2.7      Substitution or Replacement of a Lender............................26

2.8      Loan Repayment.....................................................26

2.9      Additional Payments by the Borrower................................27

2.10     Voluntary Reduction of Availability................................27

2.11     Intentionally Omitted..............................................27

2.12     Intentionally Omitted..............................................28

2.13     Time, Place and Manner of Payments.................................28

2.14     Mandatory Prepayments..............................................28


ARTICLE III.  REPRESENTATIONS AND WARRANTIES................................29

3.1      Corporate Existence................................................29

3.2      Corporate Authority................................................29

3.3      Enforceability.....................................................29

3.4      No Restrictions, No Default........................................29

3.5      Financial Statements...............................................30

3.6      Absence of Litigation..............................................30

3.7      Tax Returns and Payments...........................................31

3.8      Pension Plans......................................................31

3.9      Compliance with Applicable Laws....................................31

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3.10     Environmental Matters..............................................31

3.11     Governmental Approval..............................................32

3.12     Regulations T, U and X.............................................32

3.13     Investment Company Act.............................................32

3.14     Public Utility Holding Company Act.................................32

3.15     Disclosure.........................................................32

3.16     No Subsidiaries....................................................33

3.17     [Intentionally Omitted]............................................33

3.18     Insurance..........................................................33

3.19     Labor Matters......................................................33


ARTICLE IV.  AFFIRMATIVE COVENANTS..........................................33

4.1      Use of Proceeds....................................................33

4.2      Furnishing Information.............................................34

4.3      Visitation.........................................................36

4.4      Preservation of Existence; Qualification...........................36

4.5      Compliance with Governmental Rules.................................36

4.6      Payment of Taxes...................................................36

4.7      Insurance..........................................................37

4.8      Maintenance of Properties and Assets...............................37

4.9      Plans and Benefit Arrangement......................................37

4.10     [Intentionally Omitted]............................................37

4.11     Ownership..........................................................37


ARTICLE V.  NEGATIVE COVENANTS..............................................37

5.1      Dividends, Etc.....................................................37

5.2      Encumbrances.......................................................38

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5.3a     Leverage Ratio.....................................................38

5.3b     Interest Coverage Ratio............................................38

5.4      Acquisitions.......................................................38

5.5      Sales of Assets....................................................38

5.6      Merger, Dissolution and Liquidation................................38

5.7      Regulation T, U and X Compliance...................................38

5.8      ERISA..............................................................38

5.9      Restrictive Agreements.............................................39

5.10     Business of the Borrower...........................................39

5.11     Subsidiaries.......................................................39

5.12     Limitation on Capital Expenditures.................................39

5.13     Limitation on Indebtedness.........................................39

5.14     Limitation on Contingent Obligations...............................40

5.15     [Intentionally Omitted]............................................40

5.16     Limitation on Investments, Loans and Advances......................40

5.17     Limitation on Optional Payments and Modifications
          of Debt Instruments...............................................41

5.18     Transactions with Affiliates.......................................41

5.19     Sale and Leaseback.................................................41


ARTICLE VI.  CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT...............41

6.1      All Extensions of Credit...........................................42

6.1a     No Default.........................................................42

6.1b     Representations Correct............................................42

6.1c     Extension of Credit Requirements...................................42

6.2      Conditions Precedent to the Initial Extensions of
          Credit Under the Commitments......................................42

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ARTICLE VII.  DEFAULTS......................................................44

7.1      Payment Default....................................................44

7.2      Nonpayment of Other Indebtedness...................................44

7.3      Insolvency.........................................................44

7.3a     Involuntary Proceedings............................................44

7.3b     Voluntary Proceedings..............................................45

7.4      Intentionally Omitted..............................................45

7.5      Failure to Comply with Covenants...................................45

7.5a     Failure to Comply with Certain Article IV
          Covenants and Article V Covenants.................................45

7.5b     Failure to Comply with Other Covenants.............................45

7.6      Misrepresentation..................................................45

7.7      Adverse Judgments, Etc.............................................45

7.8      Invalidity or Unenforceability.....................................46

7.9      ERISA..............................................................46

7.10     Change of Control; Change of Beneficial
          Ownership or Board................................................46

7.11     Regulatory Decisions...............................................46

7.11     Consequences of an Event of Default................................46

7.12     Remedies Upon Default..............................................47


ARTICLE VIII.  AGREEMENT AMONG LENDERS......................................47

8.1      Appointment and Grant of Authority.................................47

8.2      Delegation of Duties...............................................47

8.3      Reliance by Agent on Lenders for Funding...........................48

8.4      Non-Reliance on Agent..............................................48

8.5      Responsibility of Agent and Other Matters..........................48

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8.5a     Ministerial Nature of Duties.......................................48

8.5b     Limitation of Liability............................................48

8.5c     Reliance...........................................................49

8.6      Actions in Discretion of Agent; Instructions
          from the Lenders..................................................49

8.7      Indemnification....................................................49

8.8      Agent's Rights as a Lender.........................................50

8.9      Payment to Lenders.................................................50

8.10     Pro Rata Sharing...................................................50

8.11     Successor Agent....................................................51

8.11a    Resignation of Agent...............................................51

8.11b    Rights of the Former Agent.........................................51

8.12     Notice of Default..................................................51

8.13     Notices............................................................51

8.14     Holders of Loans...................................................51

8.15     Calculations.......................................................51

8.16     Beneficiaries......................................................51


ARTICLE IX.  GENERAL PROVISIONS.............................................52

9.1      Amendments and Waivers.............................................52

9.2      Expenses...........................................................53

9.3      Notices............................................................53

9.4      Tax Withholding....................................................54

9.5      Successors and Assigns.............................................56

9.6      Assignments and Participations.....................................56

9.6a     Assignments........................................................56

9.6b     Assignment Register................................................58

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9.6c     Participations.....................................................59

9.7      Severability.......................................................59

9.8      Survival...........................................................59

9.9      Governing Law......................................................59

9.10     Non-Business Days..................................................59

9.11     Integration........................................................59

9.12     Headings...........................................................59

9.13     Set-Off............................................................59

9.14     Consent to Forum...................................................60

9.15     Waiver of Jury Trial...............................................60

9.16     Indemnity..........................................................60

9.17     Counterparts.......................................................61

9.18     Confidentiality....................................................61

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                                TABLE OF EXHIBITS
                                -----------------

Name of Exhibit

Exhibit A         [Intentionally Omitted]

Exhibit B         [Intentionally Omitted]

Exhibit C         [Intentionally Omitted]

Exhibit D1        Form of Revolving Loan Request

Exhibit D2        Form of Delayed Draw Term Loan Request

Exhibit E         Form of Swingline Loan Request

Exhibit F         Form of Compliance Certificate

Exhibit G         [Intentionally Omitted]

Exhibit H         Form of Assignment and Assumption Agreement

Exhibit I         Form of Solvency Certificate

Exhibit J         Form of Section 9.4(e)(ii) Certificate

Schedules

2.1      Commitments of Lenders

5.2      Existing Encumbrances Securing Indebtedness

5.13     Indebtedness

                                CREDIT AGREEMENT

          THIS CREDIT AGREEMENT, dated as of November 24, 2003, by and among NUI UTILITIES, INC., a New Jersey corporation (as further defined below, the "Borrower"), the financial institutions listed on the signature pages hereto, and each other financial institution which, from time to time, becomes a party hereto in accordance with Subsection 9.6a (individually, a "Lender" and collectively, the "Lenders"), and CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Administrative Agent (in such capacity, the "Agent"), and as Swingline Lender, Lead Arranger (in such capacity, the "Lead Arranger") and Bookrunner.

                                    RECITALS:

          WHEREAS, the Borrower desires to obtain extensions of credit from each of the Lenders in the form of (a) a Term Loan (as defined below) made to the Borrower on the Closing Date (as defined below) and (b) Revolving Credit Loans (as defined below) made to the Borrower from time to time prior to the Termination Date (as defined below); and

          WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to make such extensions of credit to the Borrower.

          NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the foregoing and the mutual covenants contained herein, hereby agree as follows:

                             ARTICLE 1. DEFINITIONS.

          1.1 Defined Terms. As used herein the following terms shall have the meaning specified unless the context otherwise requires:

          "Adjusted Base Rate" means the interest rate relating to the Base Rate Option as described in item (i) of subsection 2.2b.

          "Adjusted Euro-Rate" means the interest rate relating to the Euro-Rate Option as described in item (ii) of subsection 2.2b.

          "Affiliate" means as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct use or cause the direction of the management and the policies of such Person, whether by contract or otherwise.

          "Agent" has the meaning set forth in the preamble to this Agreement.

          "Agent's Account" means the account of the Agent maintained by the Agent at The Bank of New York, ABA No. 021000018, Account No. 8900492627, Attn:
CSFB Agency Cayman

Account, Reference: NUI Utilities, Inc. or such other account as the Agent may designate from time to time by notice to the Borrower and the Lenders.

          "Agreement" means this Credit Agreement, together with the exhibits and schedules hereto and all extensions, renewals, amendments, modifications, substitutions and replacements hereto and hereof, as amended, supplemented or modified from time to time.

          "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement in the form of Exhibit H hereto (or such other form as may be acceptable to the Agent).

          "Authorized Officer" means the President, any Vice President, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Borrower. The Agent and the Lenders shall be entitled to rely on the incumbency certificate delivered pursuant to Section 6.2(vi)(C) for the initial designation of each Authorized Officer. Additions or deletions to the list of Authorized Officers may be made by the Borrower at any time by delivering to the Agent for redelivery to each Lender a revised incumbency certificate.

          "Bank Indebtedness" means the liability of the Borrower to pay the Loans, the Commitment Fee, other Fees, interest on any of the foregoing, and the other amounts, including, without limitation, expenses and indemnities, due hereunder.

          "Base Rate" means, for any day, the highest of (A) the Prime Rate, (B) the Federal Funds Effective Rate plus fifty (50) basis points (0.50%) and (C) three percent (3%) per annum.

          "Base Rate Option" means the interest rate option described in item
(i) of Subsection 2.2b.

          "Base Rate Portion" means a Loan or a portion thereof which bears, or is to bear, interest at the Adjusted Base Rate.

          "Borrower" means NUI Utilities, Inc., a New Jersey corporation and its successors and permitted assigns.

          "Borrowing Date" means the date on which any extensions of credit are to be made hereunder.

          "Business Day" means, any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New York, New York and, if the applicable Business Day relates to any extension of credit to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

          "Capital Adequacy Event" shall have the meaning given it in Subsection 2.3b.

          "Capital Compensation Amount" shall have the meaning given it in Subsection 2.3b.

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          "Closing" means the execution and delivery of this Agreement which execution and delivery shall occur at the offices of Dewey Ballantine LLP in New York, New York on November 24, 2003, or such other location and date as is mutually agreeable to the parties hereto.

          "Closing Date" means the day on which the Closing occurs.

          "Closing Date Term Loan" means the term loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.1a.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

          "Collateral" shall have the meaning given it in Subsection 2.2a.

          "Collateralization" shall have the meaning given it in Subsection
2.2a.

          "Commitments" means, with respect to any Lender, its Revolving Credit Commitment and Delayed Draw Term Loan Commitment (if any) and, with respect to the Swingline Lender, its Swingline Credit Commitment.

          "Commitment Fee" means the fee described in Subsection 2.4a.

          "Commitment Fee Rate" means a rate per annum equal to 0.625%.

          "Compliance Certificate" means a Compliance Certificate substantially in the form of Exhibit F.

          "Confidential Information Memorandum" means that certain Confidential Information Memorandum dated November 2003 and made available to the Lenders prior to the date hereof.

          "Consolidated" means, as to any two or more Persons, the consolidation of the accounts of such Persons in accordance with GAAP.

          "Consolidated EBITDA" for any period means, with respect to the Borrower, Consolidated Net Income before interest and taxes, plus (to the extent deducted in determining such Consolidated Net Income) (i) depreciation, amortization and other similar non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), (ii) extraordinary losses, losses in connection with asset sales (other than ordinary course sales including sales of inventory) or restructuring charges, (iii) non-recurring items of loss and expense relating to the credit facilities provided hereby to the extent not otherwise reflected in Consolidated Net Income and (iv) non-reoccurring items of loss and expense of up to $2,000,000 relating to the Focused Audit; and minus (to the extent included in determining such Consolidated Net Income) extraordinary gains or gains in connection with asset sales (other than ordinary course sales including sales of inventory).

          "Consolidated Interest Expense" means for any period the amount of interest expense, both expensed and capitalized, of the Borrower, net of cash interest income of the Borrower

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determined on a Consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of its Indebtedness, determined on a consolidated basis in accordance with GAAP (excluding, in any event (to the extent otherwise included), one-time financing fees relating to the credit facilities provided hereby, by any agreement to refinance or otherwise extend the maturity of the Medium Term Notes as permitted hereunder, by the NUI Corporation Credit Agreement or the Existing Credit Agreements).

          "Consolidated Lease Expense" means for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower, determined on a Consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property.

          "Consolidated Net Income" means for any period, net income (or loss) of the Borrower, determined on a Consolidated basis in accordance with GAAP (plus, in any event (to the extent otherwise deducted therefrom), one-time financing fees relating to the credit facilities provided hereby or any agreement to refinance or otherwise extend the maturity of the Medium Term Notes as permitted hereunder, by the NUI Corporation Credit Agreement or the Existing Credit Agreements), without giving effect to any non-cash gain, any non-cash loss or any reversals or adjustments to, or failure to recognize, revenue due to changes in applicable U.S. accounting rules and regulations, in each case to the extent reasonably acceptable to the Agent, including without limitation due to the implementation, effective as of October 25, 2002, of EITF 02-03 ("Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities"), the effects of which EITF implementation are hereby deemed acceptable to the Agent.

          "Consolidated Shareholders' Equity" means the total of those items enumerated under the heading "Common Shareholders' Equity" in the Borrower's relevant balance sheets determined on a Consolidated basis in accordance with GAAP, consistently applied.

          "Consolidated Total Capitalization" means, as of any date of determination, the sum of (i) Consolidated Total Indebtedness plus (ii) Consolidated Shareholders' Equity.

          "Consolidated Total Indebtedness" means all Indebtedness of the Borrower, determined on a Consolidated basis in accordance with GAAP, consistently applied. Solely for purposes of this definition, (A) the term "Indebtedness" shall not include (i) letter of credit reimbursement obligations except with respect to drawings actually made under letters of credit which then remain unreimbursed and (ii) Hedging Obligations and (B) if the Medium Term Notes and the Delayed Draw Term Loans are then outstanding, the term "Indebtedness" shall not include the principal amount of the Medium Term Notes to the extent that the proceeds of the Delayed Draw Term Loans are held by and under the control of an agent or trustee on behalf of holders of Medium Term Notes in a securities or deposit account or as otherwise provided in Section 4.1.

          "CSFB" means Credit Suisse First Boston.

          "Delayed Draw Term Loan Commitment" means, as to each Lender, the obligation of such Lender to make Delayed Draw Term Loans available to the Borrower pursuant to Section 2.1 in an aggregate principal amount at any one time outstanding not to exceed the amount set opposite such Lender's name on
Schedule 2.1 (as such amount may change from time to time

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pursuant to the terms hereof, or, in the case of a Purchasing Lender, in its
Assignment and Assumption Agreement) and, as to all Lenders, the obligation of the Lenders to make Delayed Draw Term Loans available to the Borrower in an aggregate amount equal to the Delayed Draw Term Loan Commitments of all of the Lenders.

          "Delayed Draw Term Loan" means a term loan made by a Lender to the Borrower pursuant to clause (b) of Section 2.1a.

          "Delayed Draw Term Loan Request" has the meaning given it in Section 2.1d.

          "Dollars" or "$" means the legal tender of the United States of America.

          "Encumbrance" means any encumbrance, mortgage, lien, charge, pledge, security interest, priority payment, conditional sales agreement right, or other title retention agreement right (including any right under a lease which, in accordance with GAAP, would be treated as a capitalized item) in, upon or against any asset of any Person.

          "Environmental Law(s)" means any and all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions of any Federal, state or local governmental authority relating to the environment or the release of any materials into the environment.

          "Equity Interests" means any and all shares, interests, participations or other equivalents (however designated) of capital stock, partnership interests, member interests and any and all equivalent ownership interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing, other than equity interests or warrants, rights or options issued in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, together with the regulations thereunder, as now in effect and as hereafter from time to time amended or any successor statute.

          "ERISA Affiliate" means, as of any date, any member of a controlled group of corporations of which the Borrower is a member, which, in any event together with the Borrower are treated as of such date as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, are treated as of such date as a single employer under Section 414(b), (c), (m) or (o) of the Code.

          "Euro Base Rate" means the higher of (i) the rate per annum determined by the Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition the "Euro Base Rate" shall be the interest rate per annum determined by the Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest

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Period to major banks in the London interbank market in London, England by the
Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period, and (ii) 2% per annum.

          "Euro-Rate" means, with respect to each day during each Interest Period pertaining to a Loan to which the Euro-Rate Option applies, a rate per annum determined for such day in accordance with the following formula:

          Euro-Rate = Euro Base Rate divided by (1.00 minus the Euro-Rate Reserve Percentage).

          "Euro-Rate Option" means the interest rate option described in item
(ii) of Subsection 2.2b.

          "Euro-Rate Portion" means a Loan, or portion thereof, which bears, or is to bear, interest at the Adjusted Euro-Rate.

          "Euro-Rate Reserve Percentage" means the maximum aggregate reserve requirement (including basic supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against Euro currency Liabilities as defined in Regulation D.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Taxes" means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.7), any withholding tax that (I) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or
(II) is attributable to such Foreign Lender's failure to comply with Section 9.4(e), except in the case of clause (c)(I) above to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 9.4(a).

          "Existing Credit Agreements" means (i) the Credit Agreement, dated as of February 12, 2003, as amended by the First Amendment to the Credit Agreement, executed as of August 11, 2003, in each case, by and among the Borrower, the lenders party thereto, and Fleet National Bank, as administrative agent, and
(ii) the Credit Agreement, dated as of October 10, 2003, by and among the Borrower, the lenders party thereto, and Drawbridge Special Opportunities Fund LP as agent and lender.

          "Event of Default" has the meaning given it in Article VII.

          "Federal Funds Effective Rate" means, for any day, the rate per annum (based on a year of 360 days and the actual days elapsed and rounded upward to the nearest 1/100th of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by the Federal Reserve Bank of New York (or any successor) in substantially the same manner as such Federal Reserve Bank of New York computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank of New York (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day for which such rate was announced.

          "Fee Letter" has the meaning set forth in Section 2.4b.

          "Fees" means collectively the fees referenced in Section 2.4.

          "FERC" means the Federal Energy Regulatory Commission of the United States or any successor or predecessor agency thereto.

          "Fiscal Quarter" means the three-month fiscal period of the Borrower beginning on each October 1, January 1, April 1 and July 1 and ending on the succeeding December 31, March 31, June 30 and September 30.

          "Fiscal Year" means each fiscal period of the Borrower beginning October 1 and ending on the succeeding September 30.

          "Focused Audit" has the meaning given it in Section 3.6.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

          "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

          "Gas Revenue Bonds" means the $39,000,000 variable rate revenue bonds of the Borrower due June 1, 2026, issued pursuant to that certain Indenture dated as of June 1, 1996, between the New Jersey Economic Development Authority and the trustee thereunder, and the related Loan Agreement, dated as of June 1, 1996, between the Borrower and the New Jersey Economic Development Authority.

          "Governmental Authority" means any federal, state, local or foreign court or governmental (or quasi-governmental) agency, authority, instrumentality or regulatory body.

          "Governmental Rule" means any law, statute, rule, regulation, ordinance, order, judgment, guideline or decision of any Governmental Authority.

          "Guaranty" or "Guarantee" means any obligation, direct or indirect, by which a Person undertakes to guaranty, assume or remain liable for the payment or performance of another Person's obligations, including but not limited to (i) endorsements of negotiable instruments other than endorsements of instruments for deposit or collection in the ordinary course of business, (ii) discounts with recourse, (iii) agreements to pay or perform upon a second Person's failure to pay or perform, (iv) remaining liable on obligations assumed by a second Person, (v) agreements to maintain the capital, working capital solvency or general financial condition of a second Person and
(vi) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the non-delivery of such products, materials or supplies or the non-furnishing of such services.

          "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or gas prices.

          "Indebtedness" as applied to any Person means, without duplication, all liabilities of such Person for borrowed money (other than trade accounts payable arising in the ordinary course of business consistent with past practices), direct or contingent, whether evidenced by a bond, note, debenture or otherwise, all preferred equity interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration at any time during the period ending one year after the term of this Agreement, and all obligations and liabilities in the nature of a capitalized lease obligation, deferred purchase price arrangement (other than trade accounts payable in the ordinary course of business consistent with past practices), title retention device, letter of credit obligation (whether or not the letter of credit has been drawn), letter of credit reimbursement obligation (whether or not the letter of credit has been drawn), Hedging Obligation, reimbursement agreement, Guaranty, obligations relating to securitization transactions, synthetic lease transactions and sale-leaseback transactions.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Interest Period" means, subject to the provisions of Subsection 2.2c, as to any Loans bearing interest at the Euro-Rate Option, any individual period of one, two, three or six months selected by the Borrower commencing on the Borrowing Date, conversion date or renewal date of a Euro-Rate Portion to which such period shall apply.

          "Lead Arranger" has the meaning given in the preamble to this Agreement.

          "Lender" has the meaning given in the preamble to this Agreement.

          "Loans" means the Swingline Loans, the Revolving Credit Loans and the Term Loans.

          "Loan Documents" means collectively this Agreement, and each promissory note held by a Lender pursuant to Subsection 2.1c.

          "Loan Request" has the meaning given it in Section 2.1d.

          "Mandatory Borrowing" has the meaning given it in Section 2.1f(iii).

          "Margin Stock" is defined herein as defined in Regulation U.

          "Material Adverse Effect" means, with respect to and as a result of the existence or occurrence of any circumstance or event, (a) any material adverse effect upon the validity or enforceability of this Agreement or any of the other Loan Documents has occurred or could reasonably be expect to occur,
(b) any material and adverse effect to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Borrower has occurred or could reasonably be expect to occur, or (c) any material impairment of the ability of the Agent or any of the Lenders to enforce their legal remedies pursuant to this Agreement or any other Loan Document has occurred or could reasonably be expected to occur.

          "Medium Term Notes" means the $50,000,000 8.35% Medium Term Notes of the Borrower due February 1, 2005 issued pursuant that certain Indenture, dated as of February 1, 1995, between the Borrower and the trustee thereunder.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Multiemployer Plan" means a multiemployer Plan within the meaning of
Section 3(37) of ERISA which is contributed to by the Borrower or any ERISA affiliate or with respect to which such entities have an obligation to make contributions.

          "Net Asset Sale Proceeds" means (i) the aggregate cash consideration received by the Borrower in connection with any Recovery Event less (ii) the reasonable out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such transaction and the amount of any federal and state taxes incurred in connection with such transaction, in each case as certified by an Authorized Officer to the Agent at the time of such transaction, and less (iii) the amount thereof applied to the repayment of Indebtedness secured by an Encumbrance expressly permitted hereunder on any asset that is the subject of such Recovery Event.

          "Net Proceeds" means (a) in connection with any Recovery Event, Net Asset Sale Proceeds therefrom and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of reasonable attorney's fees, investment banking fees, accountant's fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "NJBPU" has the meaning given it in Section 3.6.

          "NUI Corporation" NUI Corporation, a New Jersey corporation.

          "NUI Corporation Credit Agreement" means the Credit Agreement, dated as of the date hereof, among NUI Corporation, each of the lenders specified therein, and CSFB, as the agent.

          "NUI Energy Brokers" means NUI Energy Brokers, Inc., a Delaware corporation.

          "Option" means any one or both of the Base Rate Option or the Euro-Rate Option.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or performance of this Agreement.

          "Participant" means any financial institution or other Person to which a Lender sells a Participation in its Loan.

          "Participation" means the sale by a Lender to any Participant of an undivided interest in all or any part of such Lender's Loans and Commitments (if any).

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor Person.

          "Permitted Encumbrance" means, as to any Person, any of the followings

          (i) Encumbrances for taxes, assessments, governmental charges or levies on any of such Person's properties, which taxes, assessments, governmental charges or levies are at the time not due and payable or if they can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained on the books of such Person in conformity with GAAP;

          (ii) pledges or deposits (other than Encumbrances imposed by ERISA) incurred or made in the ordinary course of business, to secure payment of workers' compensation obligations, unemployment insurance, deposits or indemnities to secure public or statutory obligations or for similar purposes;

          (iii) Encumbrances arising out of judgments or awards against such Person but only to the extent that such judgment or award does not constitute an Event of Default under Section 7.7 or Potential Default under
     Section 7.7;

          (iv) mechanics', carriers', workers', repairmen's and other similar statutory Encumbrances incurred in the ordinary course of such Person's business, so long as the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings diligently conducted and as to which reserves or other appropriate provision, if any, satisfying the requirements of GAAP have been made;

          (v) security interests in favor of lessors of personal property, which property is the subject of a true lease between such lessor and such Person;

          (vi) Encumbrances listed on Schedule 5.2, securing Indebtedness permitted by Section 5.13(d)); provided that no such Encumbrance is amended after the date of this Agreement to cover any additional property or to secure additional Indebtedness;

          (vii) easements, rights-of-way, restrictions, leases or subleases to others or other similar Encumbrances created in the ordinary course of business which Encumbrances do not interfere in any material respect with the ordinary conduct of the business of the Borrower;

          (viii) Encumbrances securing (a) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (b) contingent obligations on surety and appeal bonds, and (c) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such

     Encumbrances in the aggregate would not (even if enforced) cause a Material Adverse Effect;

          (ix) Encumbrances securing Indebtedness of the Borrower permitted by
     Section 5.13(b) incurred to finance the purchase of new fixed or capital assets (including pursuant to capital leases), provided that (1) such Encumbrances shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (2) such Encumbrances do not at any time encumber any property other than the property financed by such Indebtedness, and (3) the Encumbrances are not modified to secure other Indebtedness and the amount of Indebtedness secured thereby is not increased; and

          (x) Deposits of cash or Permitted Investments (1) securing reimbursement obligations (and related obligations) with respect to letters of credit issued in accordance with Section 5.13(l) or (2) as provided in
     Section 4.1.

          "Permitted Investments" means

          (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America;

          (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either S&P or Moody's;

          (c) commercial paper, at the time of acquisition, having a rating of A-1 (or the equivalent) or higher from S&P and P-1 (or the equivalent) or higher from Moody's; or

          (d) mutual funds, the assets of which are primarily invested in items of the kind described in clauses (a), (b) and (c) of this definition;

provided in each case, that such obligations are payable in Dollars and such Permitted Investments by the Borrower are in accordance with Governmental Rules.

          "Permitted Transferee" has the meaning given it in Section 7.10.

          "Person" means any individual, partnership, corporation, trust, joint venture, banking association, unincorporated organization, limited liability company or any other entity or enterprise or government or department or agency thereof.

          "Plan" means an employee pension benefit plan (other than a Multiemployer Plan) which is maintained by the Borrower or any ERISA Affiliate for employees of the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 302 of ERISA and Section 412 of the Code.

          "Portion" means, with respect to any outstanding Loans, either the Base Rate Portion thereof, the Euro-Rate Portion thereof, or both, as the case may be.

          "Potential Default" means an event which, with the passage of time or the giving of notice or both, shall be an Event of Default.

          "Prime Rate" means the interest rate per annum announced from time to time by CSFB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is announced as being effective.

          "PUHCA" has the meaning given it in Section 3.14.

          "Purchasing Lender" has the meaning given it in Subsection 9.6a.

          "Recovery Event" means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower in excess of $500,000.

          "Register" has the meaning given it in Subsection 9.6b.

          "Regulation D" means Regulation D promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 204 et seq.) as such regulation is now in effect and as may hereafter be amended.

          "Regulation T" means Regulation T promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 220 et seq.) as such regulation is now in effect and as may hereafter be amended.

          "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 et seq.) as such regulation is now in effect and as may hereafter be amended.

          "Regulation X" means Regulation X promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 224 et seq.) as such regulation is now in effect and as may hereafter be amended.

          "Reportable Event" means any one or more events, defined in Section 4043(c) of ERISA, other than an event for which the requirement for the 30 day notice to the PBGC is waived.

          "Required Lenders" means as of a particular date Lenders having outstanding Loans and unused Revolving Credit Commitments and Delayed Draw Term Loan Commitments representing more than fifty percent (50%) of the aggregate principal amount of outstanding Loans and unused Revolving Credit Commitments and Delayed Draw Term Loan Commitments of all Lenders.

          "Restricted Payments" has the meaning given to it in Section 5.1.

          "Revolving Credit Commitment" means, as to each Lender, the obligation of such Lender to make Revolving Credit Loans available to the Borrower pursuant to Section 2.1 in an aggregate principal amount at any one time outstanding not to exceed the amount set opposite such Lender's name on Schedule 2.1 (as such amount may change from time to time pursuant to the terms hereof, or, in the case of a Purchasing Lender, in its Assignment and Assumption Agreement) and, as to all Lenders, the obligation of the Lenders to make Revolving Credit Loans available to the Borrower in an aggregate amount equal to the Revolving Credit Commitments of all of the Lenders.

          "Revolving Credit Commitment Percentage" means, as to each Lender, the percentage its Revolving Credit Commitment bears to the Total Revolving Credit Commitment, as such Lender's Revolving Credit Commitment and the Total Revolving Credit Commitment may be adjusted from time to time in accordance with this Agreement.

          "Revolving Credit Loans" means the Revolving Credit Loans made from time to time by the Lenders to the Borrower pursuant to clause (c) of Section 2.1a.

          "Revolving Extensions of Credit" means as to any Lender at any time, an amount equal to the sum of (a) all Revolving Credit Loans made by such Lender and (b) its Swingline Exposure.

          "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. and its successors.

          "Senior Ratings" means, with respect to any Person, the long term senior unsecured public debt ratings in effect from time to time as assigned by Moody's and S&P, as the case may be.

          "Subsidiary" means, as to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the outstanding stock or other applicable ownership interest having by the terms thereof ordinary voting power to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company, or other entity is at the time directly or indirectly owned or controlled by such Person and/or by one or more Subsidiaries of such Person.

          "Swingline Credit Commitment" means the obligation of the Swingline Lender to make Swingline Loans available to the Borrower pursuant to Section 2.1f in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

          "Swingline Exposure" means at any time, in respect of any Lender, an amount equal to the aggregate principal balance of Swingline Loans at such time multiplied by such Lender's Revolving Credit Commitment Percentage at such time.

          "Swingline Lender" means CSFB, in its capacity as lender of Swingline Loans hereunder, and its successors in such capacity.

          "Swingline Loan" means the Swingline Loans made from time to time by the Swingline Lender to the Borrower pursuant to Section 2.1f.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including interest, penalties and other additions thereto.

          "Termination Date" means November 22, 2004, unless (i) earlier terminated in accordance with the terms hereof or (ii) extended in accordance with the terms hereof.

          "Termination Proceedings" means any action taken by the PBGC under ERISA to terminate any Plan or to have a trustee appointed to administer any Plan.

          "Term Loans" means the Closing Date Term Loan and the Delayed Draw Term Loan.

          "Total Revolving Extensions of Credit" means, at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

          "Total Revolving Credit Commitment" means the aggregate amount of the Revolving Credit Commitments of all Lenders, as in effect from time to time.

          "Transfer Effective Date" has the meaning given it in each respective Assignment and Assumption Agreement.

          "Transferor Lender" has the meaning given it in Subsection 9.6a.

          1.2 GAAP Definitions. Accounting terms used herein but not defined herein shall have the meanings ascribed to them under GAAP as in effect from time to time; provided, however, that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          1.3 Other Definitional Conventions and Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". The word "will" shall be construed to have the same meaning and effect as the word "shall". The word "or" as used herein shall mean and connote nonexclusive alternatives, unless expressly stated or the context clearly requires otherwise. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to a law, code or statute shall be construed to include all laws, codes or statutes varying, consolidating or replacing the same and all regulations, rulings, policies or ordinances issued or otherwise applicable thereunder and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                              ARTICLE II. THE LOANS

          2.1 Commitments

          2.1a Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, (a) each Lender severally agrees to make a term loan to the Borrower on the Closing Date in a principal amount equal to the amount set forth on Schedule 2.1 opposite its name, (b) each Lender having a Delayed Draw Term Loan Commitment severally agrees to make a term loan to the Borrower once at any time on or after the Closing Date and prior to November 22, 2004 in a principal amount equal to such Lender's Delayed Draw Term Loan Commitment, and (c) each Lender having a Revolving Credit Commitment severally agrees to make Revolving Credit Loans to the Borrower, at any time and from time to time on or after the Closing Date and until the earlier of the Termination Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, provided, that the aggregate principal amount of each Lender's then outstanding Revolving Credit Loans together with its then outstanding Swingline Exposure shall not exceed at any one time such Lender's Revolving Credit Commitment and provided, further, that no Revolving Credit Loan shall be made if it would cause the Total Revolving Extensions of Credit then outstanding to exceed the Total Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

          2.1b Obligations of Each Lender. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the obligations of the Borrower, or any other Lender, to any other party nor shall the Borrower, or any other Lender, be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Closing Date Term Loans hereunder after the Closing Date, Delayed Draw Term Loans hereunder on or after November 22, 2004, nor Revolving Credit Loans hereunder on or after the Termination Date. Unless previously terminated, the Revolving Credit Commitments and the Swingline Credit Commitments shall terminate on the Termination Date. Unless previously terminated, the Delayed Draw Term Loan Commitments shall terminate November 22, 2004.

          2.1c Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

          (c) The Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with their terms.

          (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note (or promissory notes) in a form reasonably acceptable to the Agent, payable to such Lender and its registered assigns, the interests represented by such promissory note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.6) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

          2.1d Loan Request. (a) Except as otherwise provided herein, the Borrower may from time to time prior to the Termination Date request the Lenders to make Revolving Credit Loans to the Borrower by the delivery to the Agent, not later than 12:00 Noon (eastern time) (i) three Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies for any Revolving Credit Loans and (ii) one Business Day prior to the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies of a duly completed request therefor substantially in the form of Exhibit D1 hereto or a request by telephone immediately confirmed in writing by letter or facsimile transmission in such form (each, a "Loan Request"), it being understood that the Agent may rely on the authority of any person making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans to be made on such Borrowing Date, which amount, as to Base Rate Portions, shall be in integral multiples of $100,000 and not less than $500,000 and, as to Euro-Rate Portions, shall be in integral multiples of $100,000 and not less than $1,000,000; (iii) whether the Euro-Rate Option or the Base Rate Option shall apply to the proposed Revolving Credit Loans to be made on such Borrowing Date; (iv) in the case of Revolving Credit Loans to which the Euro-Rate Option applies, an appropriate Interest Period for each Euro-Rate Portion of the Revolving Credit Loans to be made on such Borrowing Date; and (v) the remittance instructions.

          (b) Except as otherwise provided herein, the Borrower may, in connection with a refinancing or termination of the Medium Term Notes, request the Lenders to make the Delayed Draw Term Loan Loans to the Borrower by the delivery to the Agent, not later than 12:00 Noon (eastern time) three Business Days prior to the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit D2 hereto or a request by telephone immediately confirmed in writing by letter or facsimile transmission in such form (the "Delayed Draw Term Loan Request"), it being understood that the Agent may rely on the authority of any person making such a telephonic request without the necessity of receipt of such written confirmation. The Delayed Draw Term Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Delayed Draw Term Loans to be made on such Borrowing Date, which amount, as to Base Rate Portions, shall be in integral multiples of $100,000 and not less than $500,000 and, as to Euro-Rate Portions, shall be in integral multiples of $100,000 and not less than $1,000,000; (iii) whether the Euro-Rate Option or the Base Rate Option shall apply to the proposed Delayed Draw Term Loans to be made on such Borrowing Date; (iv) in the case of Delayed Draw Term Loans to which the Euro-Rate Option applies, an appropriate Interest Period for each Euro-Rate Portion of the Delayed Draw Term Loans to be made on such Borrowing Date; and
(v) the remittance instructions.

          2.1e Making Loans. The Agent shall, promptly after receipt by it of a Loan Request or Delayed Draw Term Loan Request, as the case may be, notify the Lenders of its receipt of such Loan Request or Delayed Draw Term Loan Request, as the case may be, specifying: (i) the proposed Borrowing Date and the time and method of disbursement of such Revolving Credit Loan or Delayed Draw Term Loans, as the case may be; (ii) the amount and type of such Revolving Credit Loan or Delayed Draw Term Loans, as the case may be, and the applicable Euro-Rate Portions and Interest Periods (if any); and (iii) the apportionment among the Lenders of the Revolving Credit Loans or Delayed Draw Term Loans, as the case may be, as determined by the Agent in accordance with Section 2.1b hereof. Each Lender shall remit the principal amount of each Revolving Credit Loan or Delayed Draw Term Loans, as the case may be, to the Agent such that the Agent is able to, and the Agent shall, to the extent the Lenders have made funds available to it for such purpose, fund such Revolving Credit Loan or Delayed Draw Term Loans, as the case may be, to the Borrower in Dollars and immediately available funds in an account specified by the Borrower to the Agent in the Loan Request or Delayed Draw Term Loan Request, as the case may be, prior to 2:00 P.M. (eastern time) on the Borrowing Date, provided that if any Lender fails to remit such funds to the Agent in a timely manner, or any Lender fails to advise the Agent of its intention not to fund, then the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loan or Delayed Draw Term Loans, as the case may be, of such Lender on the Borrowing Date, subject to the provisions of Section 8.3 below.

          2.1f Swingline Loans.

          (i) On and after the Closing Date, to but not including the Termination Date, the Swingline Lender agrees, subject to the terms and conditions set forth in this Agreement, to lend to the Borrower, at any time and from time to time on and after the Closing Date and until the earlier of the Termination Date and the termination of the Swingline Credit Commitment in accordance with the terms hereof, amounts that will not result in (x) the aggregate principal amount of outstanding Swingline Loans at any time exceeding $5,000,000, or (y) the Total Revolving Extensions of Credit at any time exceeding the Total Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans. Interest on Swingline Loans shall accrue at the Adjusted Base Rate only.

          (ii) In order to request a Swingline Loan, the Borrower shall notify the Swingline Lender of such request not later 12:00 noon, New York City time on the day of a proposed Swingline Loan, specifying the proposed date (which shall be a Business Day) and amount of the requested Swingline Loan (which shall be in a minimum amount of not less than $100,000). Such request for a proposed Swingline Loan shall be made by delivery to the Swingline Lender of a duly completed request therefore substantially in the form of Exhibit E hereto or a request by telephone immediately confirmed in writing by letter or facsimile transmission in such form, it being understood that the Swingline Lender may rely on the authority of any person making such a telephonic request without the necessity of receipt of such written confirmation. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to a deposit account as the Borrower shall designate in the request notice by means of wire transfer of immediately available funds by 3:00 p.m. (eastern time) on the requested date of such Swingline Loan.

          (iii) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders holding Revolving Credit Commitments that its outstanding Swingline Loans shall be repaid with a borrowing of Revolving Credit Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under Section 7.3 or upon the exercise of any of the remedies provided in Section 7.13), in which case a borrowing of Revolving Credit Loans bearing interest at the Adjusted Base Rate (each such borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders holding Revolving Credit Commitments pro rata based on each Lender's Revolving Credit Commitment Percentage, and the proceeds thereof shall be applied directly to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender having a Revolving Credit Commitment hereby irrevocably agrees to make Revolving Credit Loans bearing interest at the Adjusted Base Rate upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender without any offset, abatement, withholding or reduction whatsoever. Each Lender holding a Revolving Credit Commitment acknowledges and agrees that is obligations to extend Mandatory Borrowings (or acquire assignments in Swingline Loans) pursuant to this paragraph is absolute and unconditional, and shall not be affected by any circumstance whatsoever, including: (a) the amount of the Mandatory Borrowing may not comply with the minimum borrowing amount otherwise required hereunder, (b) whether any conditions specified in Section 6.1 are then satisfied, (c) whether a Potential Default or an Event of Default has occurred and is continuing, (d) whether the Revolving Credit Commitments have been terminated, and (e) the date of such Mandatory Borrowing. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender having a Revolving Credit Commitment (other than the Swingline Lender) shall forthwith purchase from the Swingline Lender (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective Revolving Credit Commitment Percentages, provided that all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Lender purchasing same from and after such date of purchase.

          2.2 Interest Rates, Interest Payment and Certain Provisions Relating to Interest and Fees.

          2.2a Payments of Interest; Collateralization. The Borrower shall pay interest on the principal amount of the Loans from time to time outstanding hereunder, from the date of incurrence thereof until payment in full, at the rates of interest determined pursuant to this Section 2.2 (including Section 2.2f). The Borrower shall pay accrued interest on the unpaid principal balance of the Loans in arrears: (i) with respect to each Base Rate Portion, at the Adjusted Base Rate on the last Business Day of each Fiscal Quarter during the term hereof, (ii) with respect to each Euro-Rate Portion, at the Adjusted Euro-Rate on the last day of each Interest Period as provided for in Subsection 2.2(b)(ii) (provided, however, if the Interest Period chosen for a Euro-Rate Portion exceeds three months, interest on that Euro-Rate Portion shall be due and payable on the day which is (A) three months after the first day of such Interest Period and (B) the last day of such Interest Period), and (iii) with respect to all such Portions, at the applicable interest rate (A) when due, at maturity, whether by acceleration or otherwise, and (B) after maturity, on demand until paid in full. From and after the date on which each of the conditions set forth below have been satisfied (the "Collateralization"), the applicable Adjusted Base Rate and Adjusted Euro-Rate shall be reduced by fifty base points (0.50%): (i) the Borrower shall grant to a collateral agent (acceptable to the Agent) on behalf of the Agent and the Lenders a first priority security interest in collateral acceptable to the Agent (the "Collateral") (which security interest may also secure other indebtedness of the Borrower on a pari passu basis so long as such aggregate principal amount of such other indebtedness is less than the aggregate principal amount of the Loans), (ii) the fair market sales value of the Collateral shall equal or exceed 120% of the aggregate principal amount of indebtedness secured thereby, (iii) the Borrower shall deliver to the Agent a "fair market sales value" appraisal of the Collateral in form and substance reasonably satisfactory to the Agent from an independent appraiser reasonably acceptable to the Agent demonstrating compliance with clause (ii), (iv) the Borrower shall execute and deliver to the Agent a security agreement and such other agreements, documents, certificates, lien searches, opinions of counsel and other documentation customary or requested by the Agent in connection with the foregoing (all of which shall be in form and substance and from counsel or others, as applicable, reasonably satisfactory to the Agent) and (v) the Borrower shall have reimbursed the Agent for any and all costs and expenses incurred with respect to the foregoing (including reasonable fees and expenses of counsel to the Agent). All reasonable fees, costs and other expenses relating to any of the foregoing (including, without limitation, fees of the collateral agent and the appraiser) shall be for the account of the Borrower.

          2.2b Interest Rate Options. The unpaid principal amount of the Loans shall bear interest, for each day until due, at one or more rates of interest selected by the Borrower from among the Options set forth below; it being understood that, subject to the provisions of this Agreement, the Borrower may select different Options to apply simultaneously to different Portions of the Loans and may select different Interest Periods to apply simultaneously to different Portions of the Euro-Rate Portions of the Loans; provided that Swingline Loans shall bear interest at the Adjusted Base Rate only.

          (i) Base Rate Option: A rate of interest per annum equal to the Base Rate plus 4.00% minus, upon a Collateralization (if any), 0.50% (the "Adjusted Base Rate"). The rate of interest per annum under the Base Rate Option shall be adjusted automatically, from time to time, upon each change in the Adjusted Base Rate.

          (ii) Euro-Rate Option: A rate of interest per annum equal to the Euro-Rate plus 5.00% minus, upon a Collateralization (if any), 0.50% (the "Adjusted Euro-Rate").

          2.2c Interest Periods; Limitations on Elections. At any time when the Borrower shall select, convert to or renew at the Euro-Rate Option with respect to all or any Portion of the outstanding Loans, it shall fix one or more Interest Periods during which such Option(s) shall apply. All of the foregoing, however, is subject to the following:

          (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month in which case such Interest Period shall end on the next preceding Business Day; and

          (ii) any Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such Interest Period is to end shall end on the last Business Day of such subsequent month.

          In addition, elections by the Borrower of the Euro-Rate Option shall be subject to the following further limitations:

          (iii) If an Interest Period is elected and such Interest Period would end after the Termination Date, such Interest Period shall end on the Termination Date; and

          (iv) At no time may there be more than ten Interest Periods in effect relating to Loans.

          2.2d Election, Conversion or Renewal of Interest Rate Options. Elections of or conversions to the Base Rate Option shall continue in effect until converted to the Euro-Rate Option as hereinafter provided. Elections of, conversions to or renewals of the Euro-Rate Option shall expire as to each Euro-Rate Portion at the expiration of the applicable Interest Period.

          At any time, with respect to any Base Rate Portion, or at the expiration of the applicable Interest Period, with respect to any Euro-Rate Portion, the Borrower (subject to Subsection 2.2c) may cause all or any part of the principal amount of such Portion to be converted to and/or (in the case of a Euro-Rate Portion) to be renewed under the Euro-Rate Option by notice to the Agent for notice to each of the Lenders as hereinafter provided. Such notice (i) shall be irrevocable; (ii) shall be given not later than 12:00 noon (eastern time) in the case of a conversion to or renewal of, either in whole or in part, the Euro-Rate Option on the third Business Day prior to the proposed effective date for the conversion or renewal and (iii) shall set forth:

          (A) the effective date of such conversion or renewal, which shall be a Business Day;

          (B) the new Interest Period(s) selected; and

          (C) with respect to each such Interest Period, the aggregate principal amount of the corresponding Euro-Rate Portion.

          At the expiration of each Interest Period, any part (including the whole) of the principal amount of the corresponding Euro-Rate Portion as to which no notice of conversion or renewal has been received as provided above, shall automatically be converted to the Base Rate Option, or if no Interest Period shall be specified in such notice, such Interest Period shall be one month.

          2.2e Notification of Election of an Interest Rate Option. The Borrower, by an Authorized Officer, shall notify the Agent of (i) each election or renewal of an Option and each conversion from one Option to another, (ii) the Portion of the Loans then outstanding to be allocated to each Option and (iii) where relevant, the Interest Periods applicable to each Option, by communication as provided for in this Agreement. Any such communication may be oral or written and if oral, it should be followed immediately by written confirmation of such Option election executed by an Authorized Officer.

          2.2f Default Interest. After the principal amount of all or any part of the Base Rate Portions of the Loans shall have become due and payable, whether by acceleration or otherwise and whether or not judgment has been entered against the Borrower thereon, all Base Rate Portions shall bear interest at a rate per annum which shall be two hundred (200) basis points (2%) per annum above the rate otherwise in effect under the Base Rate Option, such interest rate to change automatically from time to time, effective as of the effective date of each change in the Base Rate. After the principal amount of all or any part of the Euro-Rate Portions of the Loans shall have become due and payable, whether by acceleration or otherwise and whether or not judgment has been entered against the Borrower thereon, all such Euro-Rate Portions shall bear interest (i) until the end of the then current Interest Period, at a rate per annum which shall be two hundred (200) basis points (2%) per annum above the rate otherwise in effect under the Euro-Rate Option, and (ii) at the end of the then current Interest Period and thereafter, at a rate per annum which shall be two hundred (200) basis points (2%) per annum above the rate otherwise in effect under the Base Rate Option, such interest rate to change automatically from time to time, effective as of the effective date of each change in the Base Rate. After any other amount shall have become due and payable, whether or not judgment has been entered against the Borrower thereon, such amount shall bear interest at a rate per annum which shall be two hundred (200) basis points (2%) per annum above the rate otherwise in effect under the Base Rate Option, such interest rate to change automatically from time to time, effective as of the effective date of each change in the Base Rate.

          2.3 Yield-Protection, Capital Adequacy and Miscellaneous Provisions Relating to Euro-Rate.

          2.3a Yield Protection. Notwithstanding other provisions of this
Section 2.3:

          (i) If, at any time after the date hereof, the adoption of any Governmental Rule (including, without limitation, Regulation D), or if any change therein, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall:

               (A) subject any Lender to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind with respect to payments of principal or interest or other amounts due hereunder or pursuant to any Loan outstanding (other than any tax imposed or based upon the net income of a Lender and payable to any Governmental Authority (i) in the United States of America or any state thereof or (ii) the jurisdiction under the laws of which such Lender is organized or in which its principal office or its applicable lending office is located); or

               (B) change the basis of taxation of any Lender with respect to payments of principal or interest or other amounts due hereunder or pursuant to any Loan outstanding (other than any change which affects, and only to the extent that it affects, the taxation by the United States or any state thereof of the total net income of such Lender); or

               (C) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by any Lender applicable to its Commitments or Loans made hereunder (other than such requirements which are included in the determination of the applicable rate of interest hereunder); or

               (D) impose upon any Lender any other obligation or condition with respect to this Agreement, and the result of any of the foregoing is to increase the cost to the affected Lender, reduce the income receivable by the affected Lender, reduce the rate of return on the affected Lender's capital, or impose any expenses upon the affected Lender, all with respect to any of the Loans (or any portion thereof) by an amount which the affected Lender reasonably deems material, and if the affected Lender is then demanding similar compensation for such occurrences from other borrowers who are similarly situated and who have a similar relationship with the affected Lender and from which the affected Lender has the right to demand such compensation, then and in any such case:

                    (1) the affected Lender shall promptly notify the Borrower of the happening of such event;

                    (2) the Borrower shall pay to the affected Lender, within 10 days following demand, such amount as will compensate the affected Lender for such reduction in its rate of return; and

                    (3) the Borrower may pay the affected portion of the
               affected Lender's Loans in full without the payment of any additional amount, including prepayment penalties, other than amounts payable on account of the affected Lender's out-of-pocket losses (including funding loss, if any, as provided in Section 2.9) which are not otherwise provided for in subparagraph (2) immediately above.

          (ii) A certificate (in reasonable detail) as to the increased cost or reduced amount as a result of any event mentioned in this Subsection 2.3a shall be promptly submitted by the affected Lender to the Borrower in accordance with the provisions hereof. Such certificate shall be prima facie evidence as to the amount of such increased cost or reduced amount.

          2.3b Capital Adequacy. If, after the date hereof, (i) any adoption of or any change in or in the interpretation of any Governmental Rule, or (ii) compliance with any Governmental Rule of any Governmental Authority exercising control over banks or financial institutions generally or any court of competent jurisdiction, requires that a Lender's Commitments (including, without limitation, obligations in respect of any Swingline Loan, Revolving Credit Loan or Delayed Draw Term Loan hereunder) be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by any Lender or any Person controlling any Lender (a "Capital Adequacy Event"), the result of which is to reduce the rate of return on a Lender's capital as a consequence of its Commitments to a level below that which the affected Lender could have achieved but for such Capital Adequacy Event, taking into consideration the Lender's policies with respect to capital adequacy, by an amount which the affected Lender reasonably deems to be material, the affected Lender shall promptly deliver to the Borrower a statement (in reasonable detail) of the amount necessary to compensate the affected Lender or the reduction in the rate of return on its capital attributable to its Commitments (the "Capital Compensation Amount"). The affected Lender shall determine the Capital Compensation Amount in good faith, using reasonable attribution and averaging methods. Each affected Lender shall from time to time notify the Borrower of the amount so determined. Each such notification shall be prima facie evidence of the amount of the Capital Compensation Amount set forth therein, and such Capital Compensation Amount shall be due and payable by the Borrower to the affected Lender 30 days after such notice is given. As soon as practicable after any Capital Adequacy Event, the affected Lender shall submit to the Borrower estimates of the Capital Compensation Amounts that would be payable as a function of the affected Lender's Commitment hereunder.

          2.3c Euro-Rate Unascertainable. If, on any date on which the Adjusted Euro-Rate would otherwise be set, the Agent reasonably shall have determined (which determination shall be final and conclusive) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the Euro-Rate, the Agent shall give prompt notice of such determination to the Borrower and the Lenders and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such determination no longer exist, the right of the Borrower to borrow under, convert to or renew the Euro-Rate Option shall be suspended. Any notice of borrowing under, conversion to or renewal of the Euro-Rate Option which was to become effective during the period of such suspension shall be treated as a request to borrow under, convert to or renew at the Base Rate Option with respect to the principal amount therein specified.

          2.3d Illegality. If a Lender shall determine in good faith (which determination shall be final and conclusive) that compliance by such Lender with any applicable law, treaty or other Governmental Rule (whether or not having the force of law), or the interpretation or application thereof by any Governmental Authority, has made it unlawful for such Lender to make or maintain the Loans under the Euro-Rate Option (including but not limited to acquiring Eurodollar liabilities to fund such Loans), such Lender shall give notice of such determination to the Borrower and the other Lenders. Notwithstanding any provision of this Agreement to the contrary, unless and until the affected Lender shall have given notice to the Borrower and the other Lenders that the circumstances giving rise to such determination no longer apply:

          (i) with respect to any Interest Periods thereafter commencing, interest on the Loans bearing interest at the Adjusted Euro-Rate (whichever one or more have been determined by the affected Lender to be unlawful) shall, unless the Borrower shall have selected a different Option which is then available, be computed and payable under the Base Rate Option; and

          (ii) on such date, if any, as shall be required by law, any Loans bearing interest at the Adjusted Euro-Rate then outstanding shall be automatically converted to the Base Rate Option, and the Borrower shall pay to the affected Lender the accrued and unpaid interest on such Loans to (but not including) the date of such conversion at the applicable interest rate or rates in effect for such Loans prior to such conversion.

          2.3e Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.3a, 2.3b or 2.3d with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.3a, 2.3b or 2.3d. In determining whether designating another lending office would cause such Lender or its lending office(s) to suffer economic disadvantage, such Lender may disregard any economic disadvantage that the Borrower agrees in form and substance satisfactory to such Lender to indemnify and hold such Lender harmless therefrom.

          2.4 Fees.

          2.4a Commitment Fee. The Borrower agrees to pay to the Lenders having Commitments, on a pro rata basis, beginning on December 31, 2003, and continuing quarterly in arrears thereafter on the last Business Day of each December, March, June and September during the term hereof to and including the Termination Date, a commitment fee (the "Commitment Fee") calculated at a rate per annum equal to the Commitment Fee Rate on the daily average amount of the unused portion of the Commitments (other than the Swingline Credit Commitment) for the quarter then ending; provided, however, the first payment under this Subsection 2.4a shall be only for the actual number of days elapsed between the Closing Date and December 31, 2003, and the last payment under this Subsection 2.4a shall be only for the actual number of days elapsed between the last quarterly payment date and the Termination Date. For purposes of calculating the Commitment Fee only, no portion of the Revolving Credit Commitments shall be deemed utilized by virtue of any Swingline Loan being outstanding.

          2.4b Certain Other Fees. (a) The Borrower agrees to pay to the Agent for the account of the Agent, the fees required to be paid by it as set forth in that certain letter agreement among the Borrower, the Agent, NUI Corporation and CSFB (the "Fee Letter") dated as of October 31, 2003, as the same may be amended from time to time, as and when payment of such fees is due as set forth therein.

          (b) If the Borrower elects to borrow the Delayed Draw Term Loans, the Borrower shall pay the Lenders an additional 0.50% on the aggregate principal amount of the Delayed Draw Term Loan on the funding date thereof.

          (c) If the Termination Date is extended pursuant to Section 2.6, the Borrower shall pay the Lenders an extension fee on the original Termination Date in an amount equal to 0.50% of the aggregate amount of Term Loans (including the Delayed Draw Term Loans, if any) and the Revolving Credit Commitments then outstanding. If the Borrower elects to extend the Termination Date by at least six months, on the date that is the six month anniversary of the original Termination Date, the Borrower shall pay the Lenders an additional fee in an amount equal to 0.50% of the aggregate amount of Term Loans (including the Delayed Draw Term Loans, if any) and the Revolving Credit Commitments then outstanding on such sixth month anniversary of the original Termination Date.

          2.5 Calculation of Interest and Commitment Fee. Interest computed at the Prime Rate (or clause (C) of the definition of Base Rate) shall be computed upon the basis of a year of 365 or 366 days, as the case may be. All other interest and Commitment Fees shall be computed on the basis of a year of 360 days. In each case, interest and Commitment Fees shall be calculated for the actual number of days elapsed (including the first day and but excluding the last day). The applicable Base Rate and Euro-Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

          2.6 Extension of Termination Date. The Termination Date may be extended, in the manner and subject to the conditions set forth in this Section 2.6, at the option of the Borrower for an additional period of 364 days. The Borrower may exercise such option to extend the Termination Date if and only if
(i) the Borrower has obtained all governmental and other approvals necessary (if any) to exercise such extension, (ii) the maturity of the Medium Term Notes has been extended to a date no earlier than June 30, 2006 (without any scheduled amortization thereof prior to such date)(either by amendment or refinancing thereof, on terms reasonably acceptable to the Agent, it being understood that a refinancing thereof through the incurrence of Delayed Draw Term Loans is reasonably acceptable to the Agent), and (iii) no

Event of Default and no Potential Default has occurred and is continuing. If the Borrower wishes to extend the Termination Date, it shall give written notice to that effect to the Agent not less than 10 nor more than 90 days prior to the original Termination Date (and the Agent shall thereafter deliver a copy of such notice to the Lenders). Delivery of such notice shall be deemed to be a representation and warranty by the Borrower as of the date of such notice that
(i) the conditions to exercising such extension have been satisfied and (ii) the representations and warranties of the Borrower set forth in Article III hereof shall be correct in all material respects. Upon the Agent receiving such written notice, and provided that the conditions have been met, the Termination Date shall be extended, effective on the date of such receipt, to November 21, 2005.

          2.7 Substitution or Replacement of a Lender. The Borrower shall have the right (provided that at such time, no Event of Default and no Potential Default has occurred and is continuing), in its sole discretion, to seek a substitute lending institution or institutions (which may be one or more of the other Lenders) to assume the Loans, the Revolving Credit Commitment, the Delayed Draw Term Loan Commitment (if any) and the other obligations of such Lender under this Agreement, if any of the following conditions occur with respect to such Lender:

          (i) such Lender shall have delivered a notice or certificate pursuant to Section 2.3a or 2.3b;

          (ii) the obligation of such Lender to make Loans which bear or are to bear interest under the Euro-Rate Option has been suspended pursuant to Subsection 2.3d; or

          (iii) such Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders;

          and provided, any proposed substitute lending institution, which is not a Lender prior to the Borrower's selection thereof, must be reasonably acceptable to the Agent, whose consent shall not be unreasonably withheld or delayed, and provided, further that all of the provisions of Section 9.6 (with respect to any Lender) and Section 8.11 (if the affected Lender is the Agent) must be complied with.

          2.8 Loan Repayment. Each repayment of the Loans (other than Swingline Loans) shall be in the minimum amount of $1,000,000, in the aggregate, or an integral multiple of $100,000 thereof, or such lesser amount as is actually outstanding thereunder. The Borrower, upon (i) oral or written notice to Agent by 12:00 noon (eastern time) on the day of the proposed repayment, in the case of Swingline Loans, (ii) one Business Days' prior oral or written notice to the Agent, in the case of Loans bearing interest at the Adjusted Base Rate or (iii) three Business Days' prior oral or written notice to the Agent, in the case of Loans bearing interest at the Adjusted Euro-Rate, followed immediately thereafter by the Borrower's written confirmation to the Agent of any oral notice, may repay the outstanding amount of the Loans in whole or in part with accrued and unpaid interest then due and payable (with respect to each Base Rate Portion, in accordance with Section 2.2a and, with respect to each Euro-Rate Portion, at the time of such repayment), the amount repaid to the date of such repayment, without premium or penalty other than, in the case of repayment of Euro-Rate Loans, the payment of any additional amounts under Section 2.9 below.

          Any repayment of the Revolving Credit Loans shall increase, by the amount of that repayment, the unborrowed balance of the Revolving Credit Commitments; it being contemplated that the Borrower may repay and reborrow from time to time under the Revolving Credit Commitments until the Termination Date. All Loans outstanding on the Termination Date shall become due and payable in full on such date.

          2.9 Additional Payments by the Borrower. If (i) the Borrower shall fail to make any payment due hereunder on the due date thereof, (ii) the Borrower shall make a payment, prepayment or conversion of any Euro-Rate Portion of the Loans on a day other than the last day of the applicable Interest Period,
(iii) the Borrower shall convert any Portion to the Base Rate Option from another Option pursuant to Subsection 2.2d on a day other than the last day of the relevant Interest Period, or (iv) the Borrower shall fail on the date specified therefor to consummate any borrowing, conversion or renewal after giving a request for an extension of credit or notice of conversion or renewal, and, as a result of any such action or inaction, a Lender reasonably incurs any losses and expenses which it would not have incurred but for such action or inaction, the Borrower shall pay such additional amounts as will compensate the affected Lender for such losses and expenses, including the cost of reemployment of any funds prepaid at rates lower than the cost to the affected Lender of such funds. Such losses and expenses, which the affected Lender shall exercise reasonable efforts to minimize, shall be specified in writing (setting forth, in reasonable detail, the basis of calculation) to the Borrower by the affected Lender, which writing shall be prima facie evidence of the amounts set forth therein, and such amounts shall be payable within 30 days of demand therefor.

          2.10 Voluntary Reduction of Availability. At any time and from time to time upon no less than two Business Days in the case of Base Rate Portions and three Business Days in the case of Euro-Rate Portions, prior written notice to the Agent, the Borrower may terminate, in whole or in part, without penalty, the then unused portion of the Revolving Credit Commitments or Delayed Draw Term Loan Commitments, thereby causing a corresponding abatement of the Commitment Fee with respect to the pro rata share so reduced, provided that no such termination or reduction of the Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding would exceed the Revolving Credit Commitments then in effect. Each such reduction shall be in a minimum principal amount of $5,000,000 or in integral multiples thereof. The Commitment Fee shall cease to accrue with respect to any unused portion of the Commitments so terminated on date of such termination. Notice of termination once given shall be irrevocable and the portion of the applicable Commitments so terminated shall not be available for borrowing once such notice has been given under the terms hereof. The Agent shall promptly notify each applicable Lender of its pro rata share of such terminated unused portion and the date of each such termination.

          2.11 [Intentionally Omitted].

          2.12 [Intentionally Omitted].

          2.13 Time, Place and Manner of Payments. Except to the extent otherwise provided herein, (a) Loans to be made on any day shall be made by the Lenders pro rata in accordance with their respective applicable Commitments, (b) Loans of the Lenders shall be converted and continued pro rata in accordance with their respective amounts of Loans of the type and, in the case of Euro-Rate Portions, having the Interest Period being so converted or continued and (c) each reduction in the applicable Commitments shall be made pro rata in accordance with the respective amounts thereof. All payments to be made by the Borrower of principal and interest on the Term Loans (other than those provided for in Sections 2.3 and 2.9 hereof) shall be made to the Agent (at the Agent's Account) for the ratable account of the Lenders holding Term Loans. All payments to be made by the Borrower of principal and interest on the Swingline Loans (other than those provided for in Sections 2.3 and 2.9 hereof), shall be made to the Swingline Lender at its account (or after any assignment pursuant to clause
(iii) of Section 2.1f, for the ratable account of the Lenders holding Revolving Credit Commitments). All payments to be made by the Borrower of principal and interest on the Revolving Credit Loans (other than those provided for in Sections 2.3 and 2.9 hereof), shall be made to the Agent (at the Agent's Account) for the ratable account of the Lenders holding Revolving Credit Commitments. All payments to be made by the Borrower of the Commitment Fees, shall be made to the Agent (at the Agent's Account) for the ratable account of the Lenders holding Commitments (other than the Swingline Credit Commitment). All other payments to be made by the Borrower hereunder shall be made to the Agent (at the Agent's Account) for the ratable account of the applicable Lenders (or, in the case of Fees and other amounts owing to the Agent, for its sole account). The Agent will promptly pay each such payment received to each applicable Lender or its order in accordance with Section 8.9 hereof. All payments due a Lender by reason of Sections 2.3 or 2.9 hereof shall be paid at the principal office of the Lender which invoices the Borrower for such payment. All payments to be made by the Borrower under this Agreement shall be paid in Dollars and in immediately available funds no later than 2:00 P.M. (eastern time) on the date such payment is due, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature. Any payment received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.

          2.14 Mandatory Prepayments. (a) Unless the Required Lenders otherwise agree, if (i) any Equity Interests of the Borrower shall be issued to a Person other than NUI Corporation, (ii) any Recovery Event shall have occurred (and Net Asset Sale Proceeds thereof have not been reinvested in the same or similar property or assets within 364 days of such Recovery Event (with such reinvestment not to exceed $20,000,000 in the aggregate)), or (iii) any Indebtedness of the Borrower is incurred (excluding any Indebtedness incurred in accordance with Section 5.13, the Borrower shall prepay the Loans and reduce the Commitments in an amount equal to 100% of the Net Proceeds therefrom no later than the second Business Day following receipt by the Borrower of such Net Proceeds.

          (b) Amounts to be applied in connection with prepayments made pursuant to this Section 2.14 shall be applied (i) first, to the prepayments of the Term Loans pro rata, (ii) second, to the permanent reduction of the Delayed Draw Term Loan Commitments pro rata (if then outstanding), and (iii) third, to the prepayment of Swingline Loans and then Revolving Credit Loans (if then outstanding) and, in any event, the Revolving Credit Commitments shall be permanently reduced in an amount equal to the amount of such Net Proceeds remaining after the prepayment in full of the Term Loans. The application of any prepayment pursuant to this Section 2.14 shall be made, first, to Base Rate Loans and, second, to Euro-Rate Loans. Each prepayment of the Loans under this Section 2.14 (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          (c) Upon (i) the occurrence of any event described in Section 7.10 hereof with respect to the Borrower or NUI Corporation or (ii) the Borrower shall default in the observance or performance of any covenant set forth in
Section 4.11, then the Commitments hereunder shall immediately terminate and the Loans then outstanding (together with accrued interest thereon) and all other amounts owing under this Agreement shall become immediately due and payable.

          (d) Nothing in this Section 2.14 shall be construed to derogate any restriction or limitation contained in any Loan Document imposed on any transaction of the type described in this Section 2.14, including, without limitation, Sections 5.5, 5.6 and 5.13 hereof.

                  ARTICLE III. REPRESENTATIONS AND WARRANTIES.

          To induce the Lenders to enter into this Agreement and to make the Loans herein provided for, the Borrower represents and warrants to the Lenders that:

          3.1 Corporate Existence. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation and it is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its properties or businesses, such qualification is required or, if not so qualified or in good standing in any state, the lack of such qualification or good standing will not have a Material Adverse Effect.

          3.2 Corporate Authority. The Borrower is duly authorized to execute and deliver this Agreement and the other Loan Documents to which it is or will become a party; all necessary corporate action to authorize the execution and delivery of this Agreement and the other Loan Documents to which it is a party has been properly taken; and it is duly authorized to borrow hereunder and to perform all of the other terms and provisions of this Agreement and the other Loan Documents to which it is or will become a party.

          3.3 Enforceability. Each Loan Document to which the Borrower is a party has been duly and validly executed and delivered by the Borrower and each constitutes a legal, valid and binding agreement of the Borrower enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought at equity or at law).

          3.4 No Restrictions, No Default. Neither the execution and delivery of this Agreement and the other Loan Documents to which it is or will become a party, nor the consummation of the transactions herein contemplated nor compliance with the terms and provisions hereof or of any other Loan Document, (i) will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Borrower, (ii) conflict with or result in a breach of any law, statute, rule or regulation or any, order, writ, injunction or decree of any Governmental Agency (including FERC and other applicable Federal and state energy laws and regulations), or (iii) conflict with, result in a breach or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any agreement, indenture or other instrument to which the Borrower is a party or by which it is bound or to which it is subject or result in the creation or imposition of any Encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to the terms of any such agreement, indenture or other instrument, except in the case of clauses (ii) and (iii) above, as would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Borrower and each Subsidiary has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all of its other property, and none of such property is subject to any Encumbrance except as permitted by Section 5.2. No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings hereunder to be made on the Closing Date which constitutes an Event of Default or Potential Default.

          3.5 Financial Statements. The Borrower has heretofore furnished to the Agent and the Lenders the consolidated balance sheet and statements of income, capitalization, shareholders' equity and cash flows of the Borrower (i) as of and for the fiscal years ended September 30, 2001 and September 30, 2002, reported on by PricewaterhouseCoopers LLP, independent public accountants, and
(ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2003. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower as of such dates and for such periods in accordance with GAAP, except as expressly noted therein, and, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. Except as has otherwise been fully disclosed in NUI Corporation's Form 10-K filed on December 31, 2002, Form 10-Qs filed on February 14, 2003, May 15, 2003 and August 14, 2003, and Current Reports on Form 8-K filed on July 22, 2003, July 31, 2003, September 26, 2003, October 14, 2003 and November 19, 2003
or the Confidential Information Memorandum, in each case with the Securities and Exchange Commission, since September 30, 2002, nothing has occurred that has had a Material Adverse Effect.

          3.6 Absence of Litigation. Except as disclosed in NUI Corporation's Form 10-K filed on December 31, 2002, Form 10-Qs filed on February 14, 2003, May 15, 2003, and August 14, 2003 and Current Reports on Form 8-K filed on July 22, 2003, July 31, 2002, September 26, 2003, October 14, 2003 and November 19, 2003
or the Confidential Information Memorandum, there are no actions, suits, investigations, litigation or proceedings at law or in equity pending or, to the Borrower's knowledge, threatened against the Borrower or any of its properties, which (i) would have a Material Adverse Effect, or (ii) that involve any Loan Document or the transactions hereunder. It is acknowledged and agreed that notwithstanding anything contained in this Section 3.6 to the contrary, nothing in this Section 3.6 shall constitute a representation or warranty by the Borrower with respect to the focused audit of the Borrower initiated by the New Jersey Board of Public Utilities (the "NJBPU") as of March 20, 2003 and conducted by The

Liberty Consulting Group (the "Focused Audit"), whether the status of the Focused Audit, the results (or expected results) of the Focused Audit or otherwise.

          3.7 Tax Returns and Payments. As of the date hereof, the Borrower has timely filed all Federal and all other material tax returns required by law to be filed and has paid all material taxes, material assessments and other material governmental charges which are due and payable by the Borrower, other than those payable without penalty or interest or those which are being contested in good faith and by appropriate proceedings diligently conducted for which reserves in accordance with GAAP have been provided. As of the date hereof, the charges, accruals and reserves on the books of the Borrower in respect of Federal, state and local income taxes for all fiscal periods are adequate, and the Borrower knows of no unpaid assessments for additional Federal, state or local income taxes for any such fiscal period or any basis therefor.

          3.8 Pension Plans. Except to the extent that a breach of any of the following representations would not have a Material Adverse Effect, (i) each Plan has been and will be maintained and funded, in all respects, in accordance with its terms and with all provisions of ERISA and the Code applicable thereto;
(ii) no Reportable Event has occurred and is continuing with respect to any Plan; (iii) no liability to PBGC has been incurred with respect to any Plan, other than for premiums due and payable; (iv) no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and there exists no intent to terminate or institute proceedings to terminate any Plan, which has caused or would cause the Borrower or any ERISA Affiliate to incur any liability to the PBGC under Title IV of ERISA; (v) no withdrawal, either complete or partial, has occurred or commenced with respect to any Multiemployer Plan, and there exists no intent to withdraw either completely or partially from any Multiemployer Plan, (vi) the Borrower is not subject to any liability for unpaid penalties or taxes imposed under Section 502(i) of ERISA or Section 4975 of the Code and has not engaged in a prohibited transaction as defined in Section 406 of ERISA and Section 4975 of the Code, (vii) no conditions have been met for the imposition of a lien under Section 302(f) of ERISA or Section 412(n) of the Code or for the provision of security pursuant to Section 307 of ERISA with respect to any Plan and (viii) with respect to each Plan, the value of all benefit liabilities under such Plan do not exceed the fair market value of the assets of such plan, as determined in accordance with the most recent actuarial report for such Plan.

          3.9 Compliance with Applicable Laws. The Borrower (i) is not in default with respect to any order, writ, injunction or decree of any court or of any Federal, state, municipal or other Governmental Authority; and (ii) is complying with all applicable statutes and regulations of each Governmental Authority having jurisdiction over its activities (including FERC and other applicable Federal and state energy laws and regulations); except for those orders, writs, injunctions, decrees, statutes and regulations, non-compliance with which would not have a Material Adverse Effect. It is acknowledged and agreed that notwithstanding anything contained in this Section 3.9 to the contrary, nothing in this Section 3.9 shall constitute a representation or warranty by the Borrower with respect to the Focused Audit, whether the status of the Focused Audit, the results (or expected results) of the Focused Audit or otherwise.

          3.10 Environmental Matters. Except to the extent described in NUI Corporation's Form 10-K filed on December 31, 2002, Form 10-Qs filed on February 14, 2003, May 15, 2003, and August 14, 2003 and Current Reports on Form 8-K filed on July 22, 2003, July 31, 2002,

September 26, 2003, October 14, 2003 and November 19, 2003 or the Confidential Information Memorandum, the Borrower is in compliance with all applicable Environmental Laws, except for matters which do not have a Material Adverse Effect.

          3.11 Governmental Approval. No action, order, authorization, consent, license, validation or approval of, or notice to, filing, recording, or registration with, any Governmental Authority, or exemption by any Governmental Authority, is or, under existing Governmental Rules, will be required to authorize, or is or, under existing Governmental Rules, will be required in connection with, (i) the execution, delivery and performance by the Borrower of this Agreement or the other Loan Documents to which it is a party or the transaction thereunder or (ii) the legality, binding effect or enforceability against the Borrower of this Agreement or the other Loan Documents to which it is a party, except for such as have been made or obtained (or may be required to be obtained prior to the extension of the Termination Date (if any) pursuant to
Section 2.6) and are in full force and effect.

          3.12 Regulations T, U and X. The Borrower is not engaged in the business of purchasing or selling Margin Stock or extending credit to others for the purpose of purchasing or carrying Margin Stock and no part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or for any other purpose which would violate or be inconsistent with Regulations T, U or X.

          3.13 Investment Company Act. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          3.14 Public Utility Holding Company Act. The Borrower is a "gas utility company" within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA") and a "subsidiary company" of NUI Corporation, which is a "holding company" that is exempt from all regulation under PUHCA (except Section (9)(a)(2) thereof) under Section 3(a)(1) thereof pursuant to Rule 2.

          3.15 Disclosure. Neither this Agreement nor any other document, certificate or written statement furnished to the Lenders or the Agent by or on behalf of the Borrower pursuant to this Agreement (or provided by or on behalf of the Borrower for inclusion in the Confidential Information Memorandum) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein taken as a whole, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which has had or in the future may (so far as the Borrower now foresees) have a Material Adverse Effect, which has not been set forth (or referred to) in this Agreement or in the other documents, certificates and statements (financial or otherwise) furnished to the Lenders or the Agent or otherwise disclosed in writing to the Lenders or the Agent by or on behalf of the Borrower prior to or on the date hereof. With respect to projections regarding the future performance of the Borrower, no representation or warranty is made other than that such projections have been prepared in good faith and based on assumptions believed to be reasonable at the time of preparation thereof; it being recognized that such projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower's control and that actually results during the period or periods covered by any such projections may differ from the projected results. It is acknowledged and agreed that notwithstanding anything contained in this Section 3.15 to the contrary, nothing in this Section 3.15 shall constitute a representation or warranty by the Borrower with respect to the Focused Audit, whether the status of the Focused Audit, the results (or expected results) of the Focused Audit or otherwise.

          3.16 No Subsidiaries. The Borrower has no Subsidiaries.

          3.17 [Intentionally Omitted].

          3.18 Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of such Person (except to the extent the Borrower is self-insured in compliance with Section 4.7).

          3.19 Labor Matters. There are no strikes, work stoppages, slowdowns, lockouts or other labor disputes pending or threatened against or involving the Borrower, other than those which in the aggregate have no Material Adverse Effect. There are no arbitrations, unfair labor practice charges, complaints, representation proceedings or grievances pending against or involving the Borrower, nor are there any threatened involving the Borrower, based on, arising out of, in connection with, or otherwise relating to individual or group employment, collective bargaining agreements, union organizing or other activities, or employment or other labor matters, other than those which, in the aggregate, would have no Material Adverse Effect.

                       ARTICLE IV. AFFIRMATIVE COVENANTS.

          From the date hereof and thereafter until the termination of the Commitments and until all of the Bank Indebtedness (other than indemnity obligations which are not then due and payable) is paid in full, the Borrower agrees that:

          4.1 Use of Proceeds. The proceeds of the Loans will be used by the Borrower on the Closing Date first (i) to repay in full all amounts outstanding under and terminate the Existing Credit Agreements, and (ii) to pay related fees and expenses incurred in connection with the execution and delivery of the Loan Documents. Thereafter proceeds of the Loans (other than Delayed Draw Term Loans) may be used by the Borrower solely (i) for working capital purposes in the ordinary course of business of the Borrower, and (ii) for general corporate purposes of the Borrower, including the payment of dividends. Proceeds of the Delayed Draw Term Loans will used by the Borrower solely to repay the Medium Term Notes (and, if such repayment is not made on the date of funding of such Loans, (i) the Borrower shall on such funding date deposit such proceeds into a securities or deposit account of, and under the control of, an agent or trustee (reasonably acceptable to the Agent) on behalf of holders of Medium Term Notes with irrevocable instructions from the Borrower to apply such proceeds to such repayment (no later than the maturity date of the Medium Term Notes), (ii) until such time as such proceeds are applied to the repayment of the Medium Term Notes, the Borrower agrees (and such agent or trustee shall acknowledge) that such agent or trustee shall hold such proceeds in escrow on behalf of and for the ratable benefit of the Lenders holding Delayed Draw Term Loans and (iii) the Borrower may retain the right to invest such proceeds while so on deposit in Permitted

Investments maturing not later than the maturity date of the Medium Term Notes and the net return on such investments may be remitted back to the Borrower from time to time). Such arrangements shall be set forth in an agreement between such agent or trustee and the Borrower which shall be in form and substance reasonably satisfactory to the Agent and the Borrower. Notwithstanding the foregoing, with the prior consent of the Agent (in its sole discretion), the Borrower may enter into alternative arrangements which have substantially the same effect as the foregoing.

          4.2 Furnishing Information. The Borrower shall:

          (i) deliver to the Agent (with copies for each Lender which Agent shall distribute) within 10 days after the date quarterly financial statements would be required to be filed by an "Accelerated Filer" as defined in Rule 12b-2 under the Exchange Act (without giving effect to any extension) in a periodic report with the Securities and Exchange Commission, NUI Corporation's Form 10-Q filed with the Securities and Exchange Commission together with (A) balance sheets as at the end of such period for the Borrower, and (B) statements of income for such period for the Borrower and, in the case of the second and third quarterly periods, for the period from the beginning of the current Fiscal Year to the end of such quarterly period; and each such statement shall set forth, in comparative form, corresponding figures for the corresponding period in the immediately preceding Fiscal Year and all such statements shall be prepared in reasonable detail in accordance with GAAP and certified, subject to changes resulting from year-end adjustments, by the chief financial officer or treasurer of the Borrower;

          (ii) deliver to the Agent (with copies for each Lender which Agent shall distribute) within 10 days after the date annual financial statements would be required to be filed by an "Accelerated Filer" as defined in Rule 12b-2 under the Exchange Act (without giving effect to any extension) in a periodic report with the Securities and Exchange Commission, (A) balance sheets as at the end of such year for the Borrower, and (B) statements of income for such year for the Borrower; and each such statement shall set forth, in comparative form, corresponding figures for the immediately preceding Fiscal Year; and all such financial statements shall present fairly in all material respects the financial position of the Borrower, as at the dates indicated and the results of its operations and its cash flow for the periods indicated, in conformity with GAAP; and the Borrower shall furnish to the Agent (with copies for each Lender which the Agent shall distribute) the audited consolidated financial statements of NUI Corporation (of which the Borrower is a Subsidiary in its consolidated group) for such Fiscal Year furnished under the NUI Corporation Credit Agreement;

          (iii) deliver to the Agent (with copies for each Lender which Agent shall distribute), together with each delivery of financial statements pursuant to items (i) and (ii) above, a Compliance Certificate of the Borrower substantially in the form of Exhibit F hereto, properly completed and signed by an Authorized Officer of the Borrower, (A) stating (1) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his supervision, a review of the transactions and condition of the Borrower during the accounting period covered by such financial statements and that such review has not disclosed any failure by the Borrower during such period to observe or perform all of its covenants and other agreements, nor any failure to satisfy every condition contained in this Agreement and the other Loan Documents to which it is a party during such accounting period, and (2) that the Borrower does not have knowledge of the existence, as at the date of such Compliance Certificate, of any condition or event which constitutes an Event of Default or a Potential Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, and (B) demonstrating in reasonable detail compliance as at the end of such accounting period with the covenants contained in Sections 5.3a and 5.3b hereof;

          (iv) promptly give written notice to the Agent of any pending or, to the knowledge of the Borrower, overtly threatened claim in writing, litigation which arises between the Borrower and any other party or parties (including, without limitation, any Governmental Authority, which claim, litigation or threat of litigation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, any such notice to be given not later than five Business Days after the Borrower becomes aware of the occurrence of any such claim, litigation or threat of litigation;

          (v) deliver to the Agent (with copies for each Lender which Agent shall distribute) promptly upon their becoming available, copies of all financial statements, reports, notices and information statements sent or made available generally by the Borrower to its security holders (including, without limitation, proxy materials) and copies of all other regular and periodic reports (including, without limitation, Form 8-K) filed by NUI Corporation with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions, and of all press releases and other statements made available generally by the Borrower to the public concerning material developments in the business of the Borrower;

          (vi) promptly after receipt thereof, by the Borrower or the administrator of any Plan, deliver to the Lenders a copy of any notice from the PBGC that the PBGC is instituting Termination Proceedings;

          (vii) deliver to the Agent within two Business Days after S&P or Moody's announces a change in the Borrower's Senior Ratings, or the withdrawal of any Senior Ratings, notice of such change or withdrawal, together with a copy of any written notification which Borrower received from the applicable rating agencies regarding such change or withdrawal of Senior Ratings;

          (viii) promptly and in any event within 30 days after the Borrower or the administrator of any Plan knows or has reason to know that any Reportable Event has occurred that is reasonably expected to have a Material Adverse Effect give notice thereof to the Agent;

          (ix) promptly, but not later than five Business Days, after any officer of the Borrower obtains knowledge of any development or the occurrence of any event having a Material Adverse Effect or which constitutes an Event of Default or a Potential Default, give written notice thereof to the Agent, specifying, in the case of an Event of Default or a Potential Default, the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (x) promptly, deliver to the Agent such other information and data with documentation and other information required by bank regulatory authorities under applicable "know your customer" and Anti-Money Laundering rules and regulations (including, without limitation, the USA PATRIOT Act), including, without limitation, evidence satisfactory to the Agent of (y) the listing of Capital Stock of NUI Corporation on the New York Stock Exchange and (z) NUI Corporation's ownership of all of the outstanding equity interests of Borrower as from time to time may be reasonably requested by the Agent;

          (xi) promptly, deliver to the Lenders such other information and data with respect to the Borrower as from time to time may be reasonably requested by any Lender through the Agent.

          Information required to be delivered pursuant to this Section 4.2 shall be deemed to have been delivered to the Lenders when it has been delivered to the Agent.

          4.3 Visitation. The Borrower will keep and maintain complete and proper books of record and account in accordance with GAAP and a system of accounting established and administered in accordance with sound business practice and adequate to permit the preparation of the financial statements required to be delivered under Section 4.2, and permit the Agent, and, at their own expense, the Lenders and each Lender's designated employees and agents to have access, from time to time, upon reasonable notice (except no such notice shall be required after the occurrence and during the continuance of an Event of Default) and during normal business hours at any reasonable time, to visit any of the properties of the Borrower, to examine and make copies of any of its books of record and account, and such reports and returns as the Borrower may file with any Governmental Authority and discuss the Borrower's affairs and accounts with, and be advised about them, by Authorized Officers and the Borrower's independent accountant.

          4.4 Preservation of Existence; Qualification. At its own cost and expense, the Borrower will continue to engage in business of the same general type as now conducted by it and will do all things necessary to preserve and keep in full force and effect its corporate existence and qualification under the laws of its state of incorporation and each state where, due to the nature of its activities or the ownership of its properties, qualification to do business is required except where the failure to be so qualified would not have a Material Adverse Effect. It is understood and agreed that the consummation of transactions permitted by Sections 5.5 and 5.6 shall not cause a violation of this Section 4.4.

          4.5 Compliance with Governmental Rules. The Borrower shall comply with all applicable Governmental Rules (including, but not limited to, Environmental
Laws), except where failure to comply would not have a Material Adverse Effect.

          4.6 Payment of Taxes. The Borrower shall promptly pay and discharge all material taxes, assessments and governmental charges; provided, however, that for purposes of this Agreement, the Borrower shall not be required to pay any item the payment of which is being contested on a timely basis in good faith by appropriate and lawful proceedings diligently conducted and as to which the Borrower shall have set aside on its books reserves for such claims as are determined to be adequate pursuant to the accounting procedures employed by the Borrower.

          4.7 Insurance. The Borrower will keep and maintain insurance with financially sound and reputable insurance companies on each of its properties, in such amounts and against such risks as is customarily maintained by similar businesses similarly situated and owning, leasing or operating similar properties. The Borrower may satisfy the requirements of the preceding sentence with self insurance and deductibles consistent with customary and prudent industry standards (if adequate reserves are maintained on its books with respect thereto in accordance with GAAP or cash deposits have been made with respect to such self insurance based on historical claim rates and in accordance with prudent industry practice). The Borrower will furnish to the Agent together with the annual reports delivered pursuant to Subsection 4.2(ii) hereof, a certificate of an Authorized Officer of the Borrower certifying that such insurance is in force, provides coverage consistent with the preceding sentence and complies with the Borrower's obligations under this Section 4.7.

          4.8 Maintenance of Properties and Assets.

          The Borrower shall maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), maintain and preserve good and marketable title thereto, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly and advantageously conducted at all times, except where the failure to maintain, preserve, protect or keep such properties would not have a Material Adverse Effect.

          4.9 Plans and Benefit Arrangement. The Borrower shall, and shall cause each ERISA Affiliate to, comply with ERISA, the Code and all other applicable laws which are applicable to Plans, except where the failure to do so, alone or in conjunction with any other failure to do so, would not have a Material Adverse Effect.

          4.10 [Intentionally Omitted].

          4.11 Ownership. The Borrower shall at all times during the term hereof be a direct 100% wholly owned Subsidiary of NUI Corporation.

                         ARTICLE V. NEGATIVE COVENANTS.

          From the date hereof and thereafter until the Commitments are terminated and until the Bank Indebtedness (other than indemnity obligations which are not then due and payable) is paid in full, the Borrower agrees that:

          5.1 Dividends, Etc. The Borrower will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of equity interests of the Borrower, or purchase, redeem, defease or otherwise acquire for value any shares of any class of equity interests of the Borrower or any warrants, rights or options to acquire or retire any such shares, now or hereafter outstanding (such declarations, payments, other distributions, purchases, redemptions, or other acquisitions being herein called "Restricted Payments"), except that the Borrower may (a) declare and make any dividend payment or other distribution payable solely in common equity interests of the Borrower, and (b) declare or pay cash dividends to NUI Corporation and purchase, redeem or otherwise acquire shares of its equity interests or warrants, rights or options to acquire for consideration of any such shares, so long as the aggregate of such Restricted Payments made, paid or declared since the Closing Date in the aggregate would not exceed the lesser of $35,000,000 or retained earnings of the Borrower on the date of such Restricted Payment; provided, that (x) prior to or immediately after giving effect to any such proposed Restricted Payments, no Potential Default or Event of Default shall have existed or would exist and (y) no such payment shall violate any Governmental Rule.

          5.2 Encumbrances. The Borrower will not create, incur, assume, permit or suffer to exist any Encumbrance or any other type of preferential arrangement, upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, other than Permitted Encumbrances.

          5.3a Leverage Ratio. At no time shall its ratio of Consolidated Total Indebtedness to its Consolidated Total Capitalization exceed .70:1.00.

          5.3b Interest Coverage Ratio. At no time shall the Borrower permit, for any period of four consecutive Fiscal Quarters ending on or after December 31, 2003], the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for such period, to be less than 2.25 to 1.00.

          5.4 Acquisitions. The Borrower will not acquire (i) the assets of any Person, other than acquisitions of inventory, materials and equipment in the ordinary course of business and capital expenditures permitted under Section 5.12, or (ii) any shares of capital stock of, or other equity interest in, any Person.

          5.5 Sales of Assets. The Borrower shall not sell or otherwise transfer or dispose of, in a single transaction or a series of transactions, all or any part of its assets (other than dispositions, in the ordinary course, of inventory, accounts receivable (in respect of the collection thereof) and obsolete, uneconomic or worn out materials or other assets, or dispositions in the ordinary course of business in the form of licenses, sublicenses, operating leases or operating subleases).

          5.6 Merger, Dissolution and Liquidation. (i) The Borrower shall not merge or consolidate with any other Person.

          5.7 Regulation T, U and X Compliance. The Borrower shall not use the proceeds of a Loan to purchase or carry Margin Stock or otherwise act so as to cause any Lender, in extending credit hereunder, to be in contravention of Regulations T, U or X.

          5.8 ERISA. Except as would not, either individually or in the aggregate, have a Material Adverse Effect, the Borrower shall not and shall not permit any ERISA Affiliate to:

          (i) engage in any "prohibited transaction", as such term is defined in
     Section 406 of ERISA and Section 4975 of the Code;

          (ii) incur any "accumulated funding deficiency" with respect to a Plan, as such term is defined in Section 302 of ERISA, whether or not waived;

          (iii) permit a Plan to be terminated in a manner which could result in liability to the PBGC under Title IV of ERISA or the imposition of a lien on the property of the Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA;

          (iv) partially or completely withdraw from any Multiemployer Plan, which withdrawal shall subject the Borrower or any ERISA Affiliate to multiemployer withdrawal liability pursuant to Section 4201 of ERISA;

          (v) permit a Reportable Event to occur with respect to a Plan; or

          (vi) allow the conditions to be met for the imposition of a lien under
     Section 302(f) of ERISA or Section 412(n) of the Code, or for the provision of security pursuant to Section 307 of ERISA, with respect to any Plan.

          5.9 Restrictive Agreements. The Borrower shall not enter into or otherwise be bound by any agreement not to pay dividends or make distributions to NUI Corporation, except for such agreements existing on the date hereof which have been fully disclosed in writing to Agent and replacements of such agreements (provided that copies of such replacement agreements are provided to the Agent and are no more restrictive in any material respect than those agreements being replaced).

          5.10 Business of the Borrower. The Borrower shall not make any material change in the nature or conduct of its business as carried on at the date hereof.

          5.11 Subsidiaries. The Borrower shall not create, nor permit to exist, any Subsidiary.

          5.12 Limitation on Capital Expenditures. The Borrower shall not make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets, except for expenditures, when added to such expenditures made by NUI Corporation and its other Subsidiaries, not exceeding during any of its Fiscal Years ending after the Closing Date, the amount of $75,000,000.

          5.13 Limitation on Indebtedness. The Borrower shall not directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except (without duplication):

          (a) Indebtedness in respect of the Loans and the other obligations under this Agreement and the other Loan Documents;

          (b) Indebtedness of the Borrower incurred solely in order to finance the purchase of new fixed or capital assets (including pursuant to capital leases) in an aggregate principal amount not exceeding $10,000,000 at any time outstanding;

          (c) [Intentionally Omitted];

          (d) Indebtedness listed on Schedule 5.13 and renewals, refinancings, extensions and modifications thereof which do not increase the principal amount thereof (except that in the case of any refinancing of the Medium Term Notes or the Gas Revenue Bonds, the principal amount of such refinancing Indebtedness may be increased by the aggregate amount of interest accrued on, prepayment premiums paid with respect to such refinanced Indebtedness or financing costs paid with respect to such refinaning), nor shorten the maturity thereof;

          (e) [Intentionally Omitted];

          (f) Indebtedness incurred in connection with Hedging Obligations, provided that such Hedging Obligations shall be in the ordinary course of business consistent with past practices to hedge or mitigate risks to which the Borrower is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes;

          (g) [Intentionally Omitted];

          (h) [Intentionally Omitted];

          (i) [Intentionally Omitted];

          (j) [Intentionally Omitted];

          (k) [Intentionally Omitted]; and

          (l) Indebtedness with respect to standby letters of credit issued by a bank for the benefit of the Borrower in an aggregate face amount not to exceed $10,000,000 at any time outstanding.

          5.14 Limitation on Contingent Obligations. The Borrower shall not create, incur, assume or suffer to exist any Guarantee.

          5.15 [Intentionally Omitted].

          5.16 Limitation on Investments, Loans and Advances. The Borrower shall not purchase, hold or acquire beneficially any stock, other securities or evidences of Indebtedness of, make or permit to exist any loans or advances to, or make or permit to exist any investment or acquire any interest whatsoever in, any other Person, except:

          (a) extensions of trade credit to customers in the ordinary course of business and consistent with past practice;

          (b) Permitted Investments;

          (c) loans and advances to employees of the Borrower for travel, entertainment and relocation expenses in the ordinary course of business and consistent with past practice;

          (d) [Intentionally Omitted];

          (e) [Intentionally Omitted];

          (f) contributions by NUI Corporation to the Borrower to repay the intercompany indebtedness owing by the Borrower to NUI Corporation, which shall be paid in full on the Closing Date.

          (g) securities acquired in connection with the bankruptcy of any supplier or customer in the ordinary course of business and consistent with past practices or in connection with the settlement of delinquent accounts of any such supplier or customer.

          5.17 Limitation on Optional Payments and Modifications of Debt Instruments. The Borrower shall not make any optional payment or prepayment on or redemption, defeasance or purchase of any Indebtedness (other than Indebtedness under this Agreement, Indebtedness to the extent being refinanced in accordance with Section 5.13(d)), or amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any such Indebtedness, other than any amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon.

          5.18 Transactions with Affiliates. The Borrower shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) is permitted under this Agreement or is in the ordinary course of the Borrower's business, consistent with past practice, and (b) is upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, it being understood that none of (i) transactions between NUI Corporation and its Subsidiaries pertaining to administrative services, (ii) the repayment of the intercompany receivables owing from NUI Corporation to the Borrower, (iii) the termination of that certain Agency Services Agreement between NUI Energy Brokers and NUI Utilities or (iv) the movement of employees from NUI Corporation to the Borrower, in each case provided at cost, shall not be deemed a breach of this Section 5.18.

          5.19 Sale and Leaseback. The Borrower shall not enter into any arrangement, directly or indirectly, with any Person providing for the leasing by the Borrower of real or personal property, whether now owned or herein after acquired, which has been or is to be sold or transferred by the Borrower to such Person.

          ARTICLE VI. CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT

          6.1 All Extensions of Credit. The obligation of the Lenders to make any extension of credit (including, without limitation, its initial extension of credit) is subject to the satisfaction of each of the following conditions precedent:

          6.1a No Default. At the time of and immediately after such extension of credit, no Potential Default or Event of Default shall exist.

          6.1b Representations Correct. The representations and warranties contained in Article III hereof shall be correct in all material respects (i) when made and (ii) at the time of each extension of credit except for such representations and warranties which relate solely to an earlier date or time (in which case such representations and warranties shall have been true and correct in all material respects as of such date or time, as the case may be).

          6.1c Extension of Credit Requirements. The Borrower shall have complied with the requirements of Section 2.1 or Section 2.2, as appropriate, with respect to the requested extension of credit.

          Each request for an extension of credit shall constitute, as at the time made, a representation and warranty by the Borrower that the matters set forth in Sections 6.1a and 6.1b above are true and correct.

          6.2 Conditions Precedent to the Initial Extensions of Credit Under the Commitments. The effectiveness of this Agreement and the obligation of the Lenders to make the initial extensions of credit are subject to the satisfaction of each of the following conditions precedent in addition to the applicable conditions precedent set forth in Section 6.1 above:

          (i) Receipt by the Agent on behalf of each Lender of a counterpart original of this Agreement executed by the other Lenders and the Borrower, as applicable.

          (ii) Receipt by the Agent on behalf of each requesting Lender of a promissory note pursuant to Section 2.1c.(e), made payable to such Lender in the amount of such Lender's Commitment and otherwise properly completed and executed by the Borrower.

          (iii) [Intentionally Omitted].

          (iv) [Intentionally Omitted].

          (v) Receipt by the Agent of a certified copy (certified by the appropriate governmental official) of the Borrower's Certificate of Incorporation which certification is dated not more than 30 days prior to the Closing.

          (vi) Receipt by the Agent of a certificate, duly certified as of the date of the Closing by the secretary or assistant secretary of the Borrower as to (A) the By-Laws of the Borrower in effect as of the Closing, (B) the resolutions of the Borrower's Board of Directors authorizing the borrowings hereunder and the execution and delivery of this Agreement and all documents supplemental hereto, and (C) the names of the officers of the Borrower authorized to sign this Agreement and the other Loan Documents and all supplemental documentation, and which contains a true signature of each such officer.

          (vii) Receipt by the Agent of a good standing certificate for the Borrower from the Secretary of State of the State of New Jersey dated not more than 30 days prior to the date of Closing.

          (viii) Receipt by the Agent of the certificate of the Borrower required pursuant to Section 4.7 of this Agreement and a solvency certificate in the form of Exhibit I hereto.

          (ix) Receipt by the Agent of written disbursement instructions addressed to the Agent and executed by an Authorized Officer of the Borrower relating to the initial extensions of credit.

          (x) Receipt by the Agent on behalf of each Lender of a signed favorable opinion of (a) James Van Horn, general counsel to the Borrower and (b) White & Case LLP, special counsel for the Borrower, in each case, dated as of the Closing Date and in form and substance reasonably satisfactory to Agent and its counsel.

          (xi) The representations and warranties of the Borrower contained in
     Article III and in the other Loan Documents executed and delivered by the Borrower in connection with the Closing shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific date or times referred to therein), and the Borrower shall have performed, observed and complied with all covenants and conditions hereof and contained in the other Loan Documents; no Event of Default or Potential Default under this Agreement shall have occurred and be continuing or shall exist; except as disclosed in NUI Corporation's Form 10-K filed on December 31, 2002 , Form 10-Qs filed on February 14, 2003, May 15, 2003, and August 14, 2003 and Current Reports on Form 8-K filed on July 22, 2003, July 31, 2002, September 26, 2003, October 14, 2003 and November 19, 2003 or the Confidential Information Memorandum, nothing has occurred that has had a Material Adverse Effect; and there shall be delivered to the Agent, for the benefit of each Lender and the Agent, a certificate of the Borrower, dated the Closing Date and signed by an Authorized Officer of the Borrower, to each such effect.

          (xii) Receipt by the Agent on its own behalf and on behalf of the Lenders of all Fees due and payable on or prior to the Closing Date and all invoiced reimbursable expenses incurred on or prior to the Closing Date.

          (xiii) The NUI Corporation Credit Agreement shall be in full force and effect, and all amounts owing to the Lenders under the "Existing Credit Agreement" and "Existing Senior Notes" as defined in the NUI Corporation Credit Agreement shall have been, or shall be concurrently with the making of the first loans thereunder, repaid in full and all commitments under such "Existing Credit Agreement" and "Existing Senior Notes" of NUI Corporation shall have been terminated.

          (xiv) [Intentionally Omitted].

          (xv) All amounts owing to the lenders under the Existing Credit Agreements shall have been, or shall be concurrently with the making of the first loans hereunder, repaid in full, and the Existing Credit Agreements shall terminate and be of no further force and effect upon such repayment; in each case pursuant to such payout letters and other documents as the Agent may require, each of which shall be in form and substance reasonably satisfactory to the Agent.

          (xvi) The Agent shall have received documentation and other information required by bank regulatory authorities under applicable "know your customer" and Anti-Money Laundering rules and regulations, including, without limitation, the USA PATRIOT Act. Such documentation shall include, without limitation, evidence satisfactory to the Agent of (y) the listing of Capital Stock of NUI Corporation on the New York Stock Exchange and (z) NUI Corporation's ownership of all of the outstanding equity interests of Borrower.

          (xvii) [Intentionally Omitted].

          (xviii) [Intentionally Omitted].

          (xix) The Agent and the Lenders shall have received such other documents as the Administrative Agent, its counsel or any Lender may reasonably request.

                              ARTICLE VII. DEFAULTS

          Each of the events or occurrences described in Sections 7.1 to and including 7.11 below shall constitute an "Event of Default" hereunder.

          7.1 Payment Default. Default in the payment of (i) interest on any Loan, any other Bank Indebtedness, the Commitment Fee, or any other amount due hereunder, and continuance of any such nonpayment default for five days or (ii) principal of any Loan when due and payable.

          7.2 Nonpayment of Other Indebtedness. The Borrower shall fail to pay (beyond the applicable grace period, if any) any Indebtedness of the Borrower other than the Bank Indebtedness, in an aggregate amount of $10,000,000 or more, as and when the same shall become due, or the occurrence of any default under any agreement or instrument under or pursuant to which such Indebtedness is incurred or issued and continuance of such default beyond the period of grace, if any, allowed with respect thereto, if such default permits or causes the acceleration of such Indebtedness or the termination of any commitment to lend with respect thereto.

          7.3 Insolvency.

          7.3a Involuntary Proceedings. A proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of the Borrower in an involuntary case under the Federal bankruptcy laws, or any other similar applicable Federal or state law, now or hereafter in effect, or for the appointment of a receiver, custodian, liquidator, trustee, sequestrator or similar official for the Borrower or for a substantial part of its property or assets, or for the winding up or liquidation of its affairs, and the same shall remain undismissed or unstayed and in effect for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

          7.3b Voluntary Proceedings. The Borrower shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal or state law now or hereinafter in effect, or shall consent to the filing of any such petition or shall consent to the appointment of a receiver, liquidator, custodian, trustee, sequestrator or similar official for the Borrower or for a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall become unable, admit in writing its inability, or fail generally, to pay its debts generally as they become due, or corporate action shall be taken by the Borrower in furtherance of any of the aforesaid purposes.

          7.4 [Intentionally Omitted].

          7.5 Failure to Comply with Covenants.

          7.5a Failure to Comply with Certain Article IV Covenants and Article V Covenants. The Borrower shall default in the observance or performance of any covenant, condition or agreement contained in Section 4.1, Section 4.2(iv),
(vi), (vii), (viii) and (ix), Section 4.4, Section 4.11 or of any covenant contained in Article V.

          7.5b Failure to Comply with Other Covenants. The Borrower shall default in the due performance or observance of any other covenant, condition or provision set forth herein (other than those specified in Sections 7.1, 7.2 or 7.5a above) and such default shall not be remedied with respect to any other such default for a period of 30 days after such default is known to any executive officer of the Borrower or notice thereof has been given to the Borrower by the Agent or any Lender (such grace period to be applicable only in the event such default can be remedied by corrective action of the Borrower as determined by the Agent in its sole discretion).

          7.6 Misrepresentation. Any representation or warranty made by the Borrower herein proves to have been untrue in any material respect as of the date when made, or any certificate or other document furnished by the Borrower to the Agent or any Lender pursuant to the provisions hereof proves to have been untrue in any material respect on the date as of which the facts set forth therein are stated or certified.

          7.7 Adverse Judgments, Etc. (i) Any one or more orders, judgments, decrees, awards, writs of execution or attachment, restraining notices or of any similar process has been levied, issued, entered or filed against the Borrower or any of its properties, in an aggregate amount of $2,500,000 or more in excess of any third-party insurance protecting against such liability and failure of the Borrower to vacate, pay, bond, stay or contest in good faith (by appropriate and lawful proceedings diligently conducted and as to which the Borrower shall have set aside on its books reserves for such claims as are determined to be adequate in accordance with GAAP) such orders, judgments, decrees, awards, writs of execution or attachment, restraining notices or other process within a period of 30 days (or, in the case of contesting the same, the failure of the Borrower to diligently conduct such contest thereafter); or (ii) any one or more fines, penalties, injunctions, charges, orders, judgments, decrees, awards, writs of execution or attachment, restraining notices or any similar action or process has been levied, issued, entered or filed against the Borrower or any of its properties, in connection with the Focused Audit or any actual or purported conflict with or violation or breach by the Borrower of any Governmental Rule (or the Borrower enters into any agreement or makes any payment in connection with any vacating, stay, settlement or dismissal of any such claim or charge (whether or not such payment by its terms constitutes an admission of liability)), in an aggregate amount of $25,000,000 or more (if monetary) or which could reasonably be expected to cause a Material Adverse Effect in the reasonable judgment of the Required Lenders (if non-monetary), and failure of the Borrower to vacate, stay or contest in good faith (by appropriate and lawful proceedings diligently conducted and as to which the Borrower shall have set aside on its books reserves for such claims as are determined to be adequate in accordance with GAAP) such fines, penalties, charges, orders, judgments, decrees, awards, writs of execution or attachment, restraining notices or other action or process within a period of 30 days (or, in the case of contesting the same, the failure of the Borrower to diligently conduct such contest thereafter).

          7.8 Invalidity or Unenforceability. This Agreement or any other Loan Document ceases to be valid and binding on the Borrower or is declared null and void, or the validity or enforceability thereof is contested by the Borrower or the Borrower denies it has any or further liability under this Agreement or under the other Loan Documents to which it is a party.

          7.9 ERISA. (i) A trustee shall be appointed by a court of competent jurisdiction to administer any Plan of the Borrower or any ERISA Affiliate; (ii) the PBGC shall terminate any Plan of the Borrower or any ERISA Affiliate or appoint a trustee to administer any such Plan; or (iii) the Borrower or any ERISA Affiliate shall incur any liability to the PBGC in connection with any Plan, which, in any such case, likely would have a Material Adverse Effect.

          7.10 Change of Control; Change of Beneficial Ownership or Board. Any Person or group of Persons (within the meaning of Sections 13 or 14 of the Securities and Exchange Act of 1934), other than the then current officers or directors of the Borrower or an underwriter which obtains such ownership as a result of effecting a firm committed underwriting of a secondary offering of the Borrower's voting stock on behalf of such officers or directors, shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission under said Act) twenty-five percent (25%) or more of the voting stock of the Borrower on a fully diluted basis with respect to which such Persons are entitled to vote on the election of directors or, during any period of up to 24 consecutive months, Persons who at the beginning of such 24-month period were directors of the Borrower (or were appointed, nominated or elected by such Persons) cease for any reason to constitute a majority of the directors of the Borrowers, then in office.

          7.11 Regulatory Decisions. Any Governmental Authority shall have issued a final decision that could reasonably be likely to result in a Material Adverse Effect.

          7.12 Consequences of an Event of Default. If one or more of the Events of Default occur then (a) if such Event of Default is set forth in Sections 7.3 with respect to the Borrower, the Commitments shall automatically terminate and the Loans then outstanding and all other amounts owing under this Agreement shall become immediately due and payable, without necessity of demand, presentation, protest, notice of dishonor or notice of default or (b) if such Event of Default is set forth in any of this Article VII, other than Sections 7.3 with respect to the Borrower, then the Agent, at the request of the Required Lenders, and upon notice to the Borrower, shall declare the Borrower in default hereunder, and upon such declaration, shall, at the request of the Required Lenders, terminate the Commitments and/or declare the Loans then outstanding (together with accrued interest thereon) and all other amounts owing under this Agreement immediately due and payable, without necessity of any further demand, presentation, protest, notice of dishonor or further notice of default, whereupon the same shall be immediately due and payable.

          7.13 Remedies Upon Default. Upon the termination of the Commitments and acceleration of the Loans following the occurrence of an Event of Default, the Lenders shall, unless such termination and acceleration subsequently have been rescinded, have the full panoply of rights and remedies granted to them under this Agreement and all those rights and remedies granted by law to creditors, and the Agent, at the direction of the Required Lenders, shall proceed to protect and enforce the Lenders' rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any of the other Loan Documents, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. No right, power or remedy conferred by this Agreement or by any other Loan Document, upon the Agent or the Lenders shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. No exercise of any one right or remedy shall be deemed a waiver of other rights or remedies. The rights and remedies of the Agent and the Lenders specified herein are for the sole and exclusive benefit, use and protection of the Agent and the Lenders, and the Agent and the Lenders shall be entitled, but shall have no duty or obligation, to exercise or to refrain from exercising any right or remedy reserved to the Agent or the Lenders hereunder.

                     ARTICLE VIII. AGREEMENT AMONG LENDERS.

          8.1 Appointment and Grant of Authority. Each of the Lenders hereby appoints CSFB and CSFB hereby agrees to act as, the Agent under this Agreement, and the other Loan Documents. As such Agent, CSFB shall have and may exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent, by the terms hereto or thereof, together with such other powers as are incidental thereto. Without limiting the foregoing, the Agent, on behalf of the Lenders, is authorized to execute all of the Loan Documents (other than this Agreement) and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement.

          8.2 Delegation of Duties. The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of duties as the Agent hereunder) and, subject to Sections 8.7 and 9.2 hereof, shall be entitled to engage and pay for the advice or services of any attorneys, accountants, or other experts concerning all matters pertaining to duties hereunder and to rely upon any advice so obtained.

          8.3 Reliance by Agent on Lenders for Funding. Unless the Agent shall have received notice from a Lender prior to any Borrowing Date that such Lender will not make available to the Agent such Lender's portion of net disbursements of Loans, the Agent may assume that such Lender has made such portion available to the Agent and the Agent may, in reliance upon such assumption, make Loans to the Borrower. If and to the extent that such Lender has not made such portion available to the Agent on or prior to any Borrowing Date, such Lender and the Borrower severally agree to repay to the Agent immediately upon demand, in immediately available funds, such unpaid amount, together with interest thereon for each day from the applicable Borrowing Date until such amount is repaid to the Agent, at (i) in the case of the Borrower, at the rate of interest then in effect for such Loan and (ii) in the case of such Lender, at the Federal Funds Effective Rate for the first three days and the Adjusted Base Rate thereafter. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute a Loan made by such Lender for purposes of this Agreement. The failure by any Lender to pay its portion of a Loan made by the Agent shall not relieve any other Lender of the obligation to pay its portion of net disbursements of Loans on any Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make its net share of Loans to be made by such other Lender on such Borrowing Date.

          8.4 Non-Reliance on Agent. Each Lender agrees that it has, independently and without reliance on the Agent, based on such documents and information as it has deemed appropriate, made its own credit analysis and evaluation of the Borrower and its operations and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise provided herein, the Agent shall have no duty to keep the Lenders informed as to the performance or observance by the Borrower of this Agreement or any other document or instrument referred to or provided for herein or to inspect the properties or books of the Borrower. The Agent, in the absence of gross negligence or willful misconduct, shall not be liable to any Lender for its failure to relay or furnish to the Lender any information.

          8.5 Responsibility of Agent and Other Matters.

          8.5a Ministerial Nature of Duties. As among the Lenders and the Agent, the Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article VIII. The duties of the Agent shall be ministerial and administrative in nature.

          8.5b Limitation of Liability. As among the Lenders and the Agent, neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement or any other instrument or document in connection herewith except for gross negligence or willful misconduct. Without limiting the foregoing, neither the Agent nor any of its directors, officers or employees shall be responsible for, or have any duty to examine (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (A) this Agreement or any of the other Loan Documents or (B) any other document or instrument furnished pursuant to or in connection with this Agreement, (ii) the collectibility of any amounts owed by the Borrower to the Lenders, (iii) the truthfulness of any recitals, statements, representations or warranties made to the Agent or the Lenders in connection with this Agreement, (iv) any failure of any party to this Agreement to receive any communication sent, including any telegram, teletype, facsimile transmission or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (v) the assets, liabilities, financial condition, results of operations, business or prospects, or creditworthiness of the Borrower.

          8.5c Reliance. The Agent shall be entitled to act, and shall be fully protected in acting upon, any telegram, teletype, facsimile transmission or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument, paper or communication believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper Person. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in taking or refraining from taking any action in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or any other party thereto.

          8.6 Actions in Discretion of Agent; Instructions from the Lenders. The Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein or under any Loan Documents, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law. In the absence of a request by the Required Lenders, the Agent shall have authority but is under no duty, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders, subject to Section 8.5b hereof. Subject to the provisions of
Section 8.5b, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

          8.7 Indemnification. To the extent the Borrower does not reimburse and save harmless the Agent according to the terms hereof for and from all costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements shall be borne by the Lenders ratably in accordance with their respective Term Loans, the Delayed Draw Term Loans Commitments (if then outstanding) and Revolving Credit Commitments (or after termination thereof, Revolving Credit Loans). Each Lender hereby agrees on such basis (i) to reimburse the Agent for such Lender's pro rata share of all such reasonable costs, expenses and disbursements on request and (ii) to the extent of each such Lender's pro rata share, to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with (i) this Agreement, the other Loan Documents or any other agreement, instrument or document executed or delivered in connection herewith or therewith, or (ii) any action taken (or not taken) at the request of the Required Lenders or all of the Lenders hereunder, as the case may be, including without limitation the reasonable costs, expenses and disbursements in connection with defending themselves against any claim or liability, or answering any subpoena or other process related to the exercise or performance of any of their powers or duties under this Agreement, the other Loan Documents, or any of the other agreements, instruments or documents executed or delivered in connection herewith or the taking or refraining from any action under or in connection with any of the foregoing.

          8.8 Agent's Rights as a Lender. With respect to the Commitments of the Agent as a Lender hereunder, any Loans of the Agent under this Agreement or the other Loan Documents, and any other amounts due to the Agent under this Agreement, the Agent shall have the same rights and powers, duties and obligations under this Agreement, the other Loan Documents or other agreement, instrument or document as any Lender and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not the Agent. The Agent may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower as if it were not the Agent.

          8.9 Payment to Lenders. Except as otherwise set forth in Section 8.3 hereof, promptly after receipt from the Borrower of any principal repayment of the Loans, interest due on the Loans and any Commitment Fees owing to the Lenders or other amounts due under any of the Loan Documents (except for such amounts which are payable for the sole account of any Lender or the Agent), the Agent shall distribute to each Lender that Lender's share of the funds so received.

          8.10 Pro Rata Sharing. Any sums obtained from the Borrower by any Lender by reason of the exercise of its rights of set-off, banker's lien or in collection shall be shared (net of costs) pro rata among the Lenders on the basis of the principal amount of Loans. Nothing in this Section 8.10 shall be deemed to require the sharing among the Lenders of collections specifically relating to, or of the proceeds of any collateral securing, any other Indebtedness of the Borrower to any Lender.

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

          8.11 Successor Agent.

          8.11a Resignation of Agent. The Agent may resign as Agent hereunder by giving 30 days' prior written notice to the Lenders and the Borrower. If such notice shall be given, the Lenders shall appoint a successor agent for the Lenders, during such 30 day period, which successor agent shall be reasonably satisfactory to the Borrower, to serve as agent hereunder and under the several Loan Documents. If at the end of such 30 day period, the Lenders have not appointed such a successor, the Agent shall use reasonable commercial efforts to procure a successor reasonably satisfactory to the Lenders and the Borrower, to serve as agent for the Lenders hereunder and under the several Loan Documents. Any such successor agent shall succeed to the rights, powers and duties of the Agent.

          8.11b Rights of the Former Agent. Upon the appointment of such successor agent or upon the expiration of such 30 day period (or any longer period to which the Agent has agreed), the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as Agent hereunder, the provisions of this Article VIII shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          8.12 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default".

          8.13 Notices. The Agent shall promptly send to each Lender notice of all information or notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof.

          8.14 Holders of Loans. The Agent may deem and treat any payee of any promissory note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person who at the time of making such request or giving such authority or consent is the holder of any promissory note shall be conclusive and binding on any subsequent holder, transferee or assignee of such promissory note or of any promissory note or notes issued in exchange therefor.

          8.15 Calculations. In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Loans, Fees or any other amounts due to the Lenders under this Agreement. In the event an error in computing any amount payable to any Lender is made, the Agent, the Borrower and each affected Person shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated pursuant to the rules on Interbank Compensation.

          8.16 Beneficiaries. Except as expressly provided herein, the provisions of this Article VIII are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

                         ARTICLE IX. GENERAL PROVISIONS

          9.1 Amendments and Waivers. Subject to the remaining provisions of this Section 9.1, the Agent, the Lenders and the Borrower may, from time to time, enter into amendments or modifications to and of this Agreement or the other Loan Documents and the Lenders or the Required Lenders, as the case may be, may, from time to time, waive compliance with a provision thereof. No such amendment, modification or waiver shall be effective unless it is in writing and is signed by the Required Lenders (or the Agent with the written consent of the Required Lenders), and then such amendment, modification or waiver shall be effective only for the specific instance and for the specific purpose for which it is given; provided, however, that no such amendment, modification or waiver shall (i) increase the Revolving Credit Commitment or the Delayed Draw Term Loan Commitment of any Lender, or extend the date of termination thereof or subject any Lender to any additional obligations hereunder, (ii) decrease the aggregate or individual unpaid principal amount of Loans, or forgive the payment of the principal or interest (other than post-default interest to the extent accruing at a rate in excess of the Base Rate Option or Euro-Rate Option) payable on Loans, of any Lender or postpone any date fixed for the payment thereof, (iii) decrease the interest rate relating to any Loan (other than the post-default interest rate to the extent in excess of the Base Rate Option or Euro-Rate Option) or (iv) decrease, or forgive the payment of, any fee payable to any Lender or postpone any date fixed for the payment thereof, in each case without the consent of each Lender affected thereby; provided further, however, that no amendment, modification or waiver, unless in writing and signed by all of the Lenders (or the Agent with the written consent of all of the Lenders), shall do any of the following:

          (A) amend the definition of the term "Required Lenders";

          (B) release the security interest in all or substantially all of the collateral provided in connection with a Collateralization; or

          (C) amend or waive the provisions of this Section 9.1 or the proviso in Section 9.5;

provided, further that (i) no such amendment, modification or waiver that by its terms adversely affects the rights of the Lenders in a manner different from its effect on the other class of Lenders shall become effective unless approved by a majority in interest of each class of Lenders so adversely affected, (ii) no such amendment, modification or waiver shall amend, modify or otherwise affect the rights or duties of the Swingline Lender without the prior written consent of the Swingline Lender and (iii) no such amendment, modification or waiver shall amend, modify or otherwise affect the rights or duties of the Agent hereunder or under any other Loan Document without the prior written consent of the Agent. Any such amendment, modification or waiver shall apply equally to the Borrower and each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all successors and assignees thereof. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

          9.2 Expenses. The Borrower shall pay:

          (i) all reasonable costs and expenses of the Agent (including without limitation the reasonable fees and disbursements of the Agent's special counsel, Dewey Ballantine LLP and any reasonable accounting, consulting, brokerage or other similar professional fees or expenses, and any reasonable fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Loans) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and any and all other documents and instruments prepared in connection herewith, including but not limited to all amendments, extensions, modifications, replacements, waivers, consents and other documents and instruments prepared or entered into from time to time;

          (ii) all costs and expenses of the Agent and the Lenders (including without limitation the fees and disbursements of the Agent's and the Lenders' counsels, which may be in house counsel) in connection with (A) the enforcement of this Agreement and the other Loan Documents (or the preservation of any rights thereunder) arising pursuant to a breach by the Borrower of any of the terms, conditions, representations, warranties or covenants of any Loan Document or otherwise arising after the occurrence of an Event of Default, and (B) defending or prosecuting any actions, suits or proceedings relating to any of the Loan Documents.

All of such costs and expenses shall be payable by the Borrower to the Lenders or the Agent, as the case may be, upon demand or as otherwise agreed upon by the Lenders or the Agent and the Borrower, and shall constitute Bank Indebtedness under this Agreement. The Borrower further agrees to pay, and save the Agent and the Lenders harmless from any and all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement. The Borrower's obligation to pay such costs and expenses shall survive the termination of this Agreement and the repayment of the Bank Indebtedness.

          9.3 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made on the earlier of (i) when delivered, or (ii) three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agent, and as set forth in an administrative questionnaire delivered to the Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

          Borrower:        NUI Utilities, Inc.
                           550 Route 202-206
                           P. 0. Box 760
                           Bedminster, NJ 07921

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

                           Attention:  Treasurer
                           Telecopier:  (908) 781-0718
                           Telephone:  (908) 781-0500

          The Agent:       Credit Suisse First Boston
                           11 Madison Avenue
                           OMA-2
                           New York, New York 10010
                           Attention:  Agency Department Manager
                           Telephone:  (212) 325-9931
                           Telecopier:  (212) 325-8304

          Electronic mail and intranet websites may be used only to distribute routine information such as financial statements and other information as provided in Section 4.2, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose, except as agreed to by the Agent.

          9.4 Tax Withholding.

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.4) the Agent or any Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 9.4) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Agent and each Lender will, at the Borrower's expense, cooperate in good faith with the Borrower in any contest with a Governmental Authority as to whether or not such Indemnified Taxes, Other Taxes, penalties, interest or expenses were correctly or legally imposed or asserted in the event such Indemnified Taxes, Other Taxes, penalties, interest or expenses were in the good faith judgment of the Agent or such Lender, as the case may be, not legal or not correctly asserted. If in connection with such contest such Indemnified Taxes, Other Taxes, penalties, interest or expenses are refunded to the Agent or such Lender, the Agent or such Lender will pay such refund to the Borrower to the extent the

Agent or such Lender determines in its sole discretion, but acting in good faith, that such refund is attributable to any Indemnified Taxes, Other Taxes, penalties, interest or expenses paid by the Borrower and to the extent the Borrower has previously indemnified the Agent or such Lender therefor pursuant to this Section 9.4, net of expenses and without interest except any interest (net of taxes) included in such refund. The Borrower shall return such refund (together with any taxes, penalties or other charges) in the event the Agent or such Lender is required to repay such refund. Notwithstanding the foregoing, nothing in this Section 9.4 shall be construed to (i) entitle the Borrower or any other Persons to any information determined by the Agent or any Lender in each case, in its sole discretion, but acting in good faith, to be confidential or proprietary information of the Agent or any Lender, to any tax or financial information of the Agent or any Lender, or to inspect or review any books and records of the Agent or any Lender or (ii) interfere with the rights of the Agent or any Lender to conduct its fiscal or tax affairs in such matter as it deems fit. A certificate as to the amount of any payment or liability provided for hereunder delivered to the Borrower by a Lender or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy, to the extent reasonably available, of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit J (any such certificate, a "Section 9.4(e)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower or the Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a
Section 9.4(e)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 9.4(e).

          (f) If the Agent or a Lender determines, in its sole discretion, but acting in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 9.4, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 9.4 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 9.4 shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

          9.5 Successors and Assigns. This Agreement shall be binding upon the Borrower, the Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Lenders and the successors and assigns of the Agent and the Lenders; provided, that the Borrower shall not assign its rights or duties hereunder or under any of the other Loan Documents without the prior written consent of the Lenders.

          9.6 Assignments and Participations.

          9.6a Assignments. Subject to the remaining provisions of this Subsection 9.6a, any Lender (a "Transferor Lender"), at any time, in the ordinary course of its business and in accordance with applicable law, may sell to one or more financial institutions (individually a "Purchasing Lender"), a portion or all of its rights and obligations under this Agreement and the other Loan Documents then held by it, pursuant to an Assignment and Assumption Agreement executed by the Transferor Lender, such Purchasing Lender and the Agent, subject, however to the following requirements:

          (i) The Transferor Lender also assigns a pro rata assignment of its term loans (if any) under the NUI Corporation Credit Agreement;

          (ii) each such assignment must be in a minimum amount of $1,000,000 in the aggregate (under this Agreement and the NUI Corporation Credit Agreement), unless otherwise consented to by the Agent (in its sole discretion), or, if in excess thereof, in integral multiples of $1,000,000, unless such assignment shall be in the full amount of such Commitments and Loans (and loans under the NUI Corporation Credit Agreement);

          (iii) any assignment by a Lender holding a Revolving Credit Commitment shall only be permitted if such assignment shall be of the full amount of such Lender's Commitments and Loans (and loans under the NUI Corporation Credit Agreement) or if, upon completion of such assignment, each of the Purchasing Lender and the Transferor Lender holds pro rata Closing Date Term Loans and term loans under the NUI Corporation Credit Agreement in an aggregate amount not less than $3,000,000, unless otherwise consented to by the Agent (in its sole discretion);

          (iv) any assignment by a Lender holding a Delayed Draw Term Loan Commitment shall only be permitted if such assignment shall be of the full amount of such Lender's Commitments and Loans (and loans under the NUI Corporation Credit Agreement) or if, upon completion of such assignment, each of the Purchasing Lender and the Transferor Lender holds pro rata Closing Date Term Loans and term loans under the NUI Corporation Credit Agreement in an aggregate amount not less than $3,000,000, unless otherwise consented to by the Agent (in its sole discretion);

          (v) the Agent must give its prior consent to any such assignment which consent shall not be unreasonably withheld; and

          (vi) subject to the first sentence of the succeeding paragraph, the Transferor Lender shall pay to the Agent a $3,500 service fee for each such transfer at the time of each such transfer, for its acceptance and recording in the Register.

          The parties to each Assignment and Assumption Agreement shall (y) electronically execute and deliver to the Agent an Assignment and Assumption Agreement via an electronic settlement system acceptable to the Agent (which initially shall be ClearPar, LLC) or (z) manually execute and deliver to the Agent an Assignment and Assumption Agreement; provided that if the parties to such Assignment and Assumption Agreement use the method provided in clause (y), the Transferor Lender will not be required to pay the service fee described in clause (vi) above. Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the Transfer Effective Date determined pursuant to such Assignment and Assumption Agreement, all parties hereto agree that (a) the Purchasing Lender thereunder shall be a party hereto as a Lender and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment or a Delayed Draw Term Loan Commitment as set forth therein, and (b) the Transferor Lender thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations as a Lender under this Agreement. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement (without further action) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustment of Revolving Credit Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such Transferor Lender under this Agreement and the other Loan Documents to which it is a party.

          Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Bank") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Revolving Credit Loan that such Granting Bank is obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a Revolving Credit Commitment by any SPC to make any Revolving Credit Loan, (ii) if a SPC elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Credit Loan, the Granting Bank shall be obligated to make such Revolving Credit Loan pursuant to the terms hereof. The making of a Revolving Credit Loan by a SPC hereunder shall utilize the Revolving Credit Commitment of the Granting Bank to the same extent, and as if, such Revolving Credit Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Revolving Credit Loans to the Granting Bank or to any financial institutions (consented to by the Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Revolving Credit Loans and (ii) disclose on a confidential basis any non-public information relating to its Revolving Credit Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC.

          In addition to the assignments permitted above, (i) any Lender may assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank and (ii) any Lender that is a fund may grant a security interest in all or any portion of its rights under this Agreement to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities or any institutional custodian for such fund or for such lender; provided that, in each case, no such assignment or grant of security interest shall release the assigning Lender from its obligations and duties hereunder.

          9.6b Assignment Register. The Agent shall maintain, at its address referred to in Subsection 9.3, a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available at the office of the Agent set forth in Subsection 9.3 for inspection by either Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          9.6c Participations. Each Lender, in the ordinary course of its business and in accordance with applicable law, may sell to one or more Participants a participating interest in any Loan owing to such Lender, the interest of such Lender in any Loans, the Revolving Credit Commitment of such Lender, or the Delayed Draw Term Loan Commitment of such Lender. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the issuer of the Loans for all purposes under this Agreement and the Borrower, the other Lenders and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents to which it is a party and the Participants shall have voting rights only with respect to matters described in items (B), (C), (D), (E) and (F) of
Section 9.l.

          9.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          9.8 Survival. All representations, warranties, covenants and agreements of the Borrower contained herein in the Loan Documents or made in writing in connection herewith or therewith shall survive the execution of such Loan Documents and shall continue in full force and effect so long as the Borrower may borrow hereunder and so long thereafter until payment in full of all the Loans and the Bank Indebtedness.

          9.9 Governing Law. This Agreement and each other Loan Document shall be a contract made under, governed by and construed in accordance with the laws of the State of New York without reference to the provision thereof regarding conflicts of law except where such law is superseded by applicable Federal law.

          9.10 Non-Business Days. Except as otherwise specifically required pursuant to the terms of this Agreement, whenever any payment hereunder or under the Loans is due and payable on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

          9.11 Integration. This Agreement constitutes the entire agreement between the parties relating to this financing transaction and it supersedes all prior understandings and agreements, whether written or oral, between the parties hereto concerning the subject matter of this Agreement.

          9.12 Headings. Article, Section and other headings used in this Agreement are intended for convenience only and shall not affect the meaning or construction of this Agreement.

          9.13 Set-Off. The Borrower hereby authorizes each Lender in case of an Event of Default, at such Lender's option, at any time and from time to time, to apply, at the discretion of such Lender, to the payment of Bank Indebtedness, any and all such property, credits, securities or money now or hereafter in the hands of such Lender belonging or owed to the Borrower. Nothing herein shall restrict any Lender's ability to set off any property, credits, securities or money of the Borrower which may at any time be delivered to, or be in possession or owed to any Lender in any capacity whatever to satisfy an independent obligation of the Borrower to the Lender.

          9.14 Consent to Forum. The parties hereto each hereby irrevocably consents to the nonexclusive jurisdiction of the Courts of the State of New York or any Federal court sitting therein in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, and each party agrees that a summons and complaint commencing an action or proceeding in either of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to the party at its respective address set forth in Section 9.3, or as otherwise provided under the laws of the State of New York. Further, the parties hereby specifically waive and hereby acknowledge that the parties are estopped from raising any claim that any such court lacks personal jurisdiction over such party so as to prohibit either such court from adjudicating any issues raised in a complaint filed with any such court against the Borrower or the Lenders concerning this Agreement.

          9.15 Waiver of Jury Trial. Each of the Agent, the Lenders and the Borrower hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Agent, the Lenders or the Borrower relating hereto or thereto. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower acknowledges and agrees that it has received full and sufficient consideration for this provision (and each other provision of each other Loan Document to which it is a party) and that this provision is a material inducement for the Lenders to enter into this Agreement and each such other Loan Document.

          9.16 Indemnity. The Borrower hereby agrees to indemnify the Agent, the Lenders and each of their respective directors, officers, employees, attorneys, agents and Affiliates against, and hold each of them harmless from, any loss, liabilities, damages, claims, and reasonable costs and expenses, joint or several (including reasonable attorneys' fees and disbursements reasonably incurred by any such Person in connection with the preparation for or defense of any pending or threatened claim, action or proceeding), suffered or incurred by any of them under any applicable federal or state law or otherwise caused by, arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in connection with the Loans. The indemnity set forth in this Section 9.16 shall be in addition to any other obligations or liabilities of the Borrower to the Agent or the Lenders, or at common law or otherwise. The provisions of this Section 9.16 shall survive the payment of the Bank Indebtedness and the termination of this Agreement. The foregoing provisions of this Section 9.16 to the contrary notwithstanding, the Borrower shall not be obligated to indemnify an indemnified Person pursuant to this Section 9.16 for (i) any losses, liabilities, damages, claims or costs suffered or incurred by any of them in connection with the administrative transfer of funds in connection with this Agreement and which arise directly from the such indemnified Person's gross negligence or willful misconduct, or
(ii) any other losses, liabilities, damages, claims, or costs which arise directly from the such indemnified Person's gross negligence or willful misconduct. All amounts owed pursuant to this Section 9.16 shall be part of the Bank Indebtedness.

          Notwithstanding any other provision of this Section 9.16, no indemnified Person shall be liable for any indirect, special, punitive or consequential damages in connection with the execution, delivery and performance of each of the Loan Documents, the Loans, the Commitments, any obligations hereunder or thereunder, or any and all transactions related to or consummated in connection therewith.

          9.17 Counterparts. This Agreement and any amendment, modification, extension or renewal hereto or hereof may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute but one and the same instrument. In proving this Agreement or any amendment, modification, extension or renewal, it shall not be necessary to produce or account for more than one such counterpart signed by the other party against whom enforcement is sought.

          9.18 Confidentiality. (a) Each of the Lenders agrees that it will not to disclose without the prior consent of the Borrower (other than to its directors, employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided that such Persons shall be subject to the provisions of this Section 9.18) any information with respect to the Borrower which is now or in the future furnished pursuant to this Agreement or any Loan Document and that it will use such information in accordance with its compliance policies, contractual obligations and applicable law, including federal securities laws and state securities laws; provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that such Lender shall give the Borrower prior notice of such disclosure with an opportunity to object, (d) to comply with any law, order, regulation or ruling, which is in the opinion of such Lender's counsel, applicable to such Lender, and (e) to any creditor or any prospective transferee or participant in connection with any contemplated transfer or participation of any of the obligations under this agreement or any interest therein by such Lender; provided that such creditor or prospective transferee or participant agrees to be bound by this Section 9.18 to the same extent as such Lender.

          (b) Notwithstanding anything contained in this Agreement or in any other document, agreement or understanding relating to the transactions contemplated by this

Agreement, each party (and each employee, representative, or other agent of such party) is authorized to disclose to any and all persons, beginning immediately upon commencement of discussions regarding the transactions contemplated by this Agreement, and without limitation of any kind, the tax treatment and tax structure of such transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to such party (or any employee, representative, or other agent of such party) relating to such tax treatment and tax structure. For purposes of this authorization, the "tax treatment" of a transaction means the purported or claimed U.S. federal or state income tax treatment of the transaction, and the "tax structure" of a transaction means any fact that may be relevant to understanding the purported or claimed U.S. federal or state income tax treatment of the transaction. None of the parties to the transactions contemplated by this Agreement provides U.S. tax advice, and each party should consult its own advisors regarding its participation in the transactions contemplated by this Agreement.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                   NUI UTILITIES, INC.


                                   By:   /s/ Mary Patricia Keefe
                                      --------------------------------------
                                      Name:  Mary Patricia Keefe
                                      Title: Vice President & Corporate
                                             Secretary

                                   CREDIT SUISSE FIRST BOSTON,
                                   acting through its Cayman Islands Branch in its capacity as the Agent hereunder


                                   By:   /s/ S. William Fox
                                      --------------------------------------
                                      Name:  S. WILLIAM FOX
                                      Title: DIRECTOR


                                   By:   /s/ Julia P. Kingsbury
                                      --------------------------------------
                                      Name:  JULIA P. KINGSBURY
                                      Title: VICE PRESIDENT

          IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Lender has caused this Credit Agreement by and among NUI UTILITIES, INC., THE LENDERS PARTY HERETO and CREDIT SUISSE FIRST BOSTON, as Agent, to be executed by its duly authorized officers as of the date first above written.

                                   CREDIT SUISSE FIRST BOSTON
                                   acting through its Cayman Islands Branch


                                   By:   /s/ S. William Fox
                                      --------------------------------------
                                      Name:  S. WILLIAM FOX
                                      Title: DIRECTOR


                                   By:   /s/ Julia P. Kingsbury
                                      --------------------------------------
                                      Name:  JULIA P. KINGSBURY
                                      Title: VICE PRESIDENT

                                    EXHIBIT A

                             Intentionally Omitted.

                                    EXHIBIT B

                             Intentionally Omitted.

                                    EXHIBIT C

                             Intentionally Omitted.

                                    EXHIBIT J

                     Form of Section 9.4(e)(ii) Certificate


          Reference is hereby made to the Credit Agreement, dated as of November 24, 2003, among NUI Utilities, Inc., the lenders party thereto from time to time and Credit Suite First Boston acting through its Cayman Islands Branch, as Agent (as amended, modified or supplemented from time to time, the "Agreement"). Pursuant to provisions of Section 9.4(e)(ii) of the Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

                                 [NAME OF BANK]



                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:

Date:
     --------------------------

                                  SCHEDULE 2.1
                               COMMITMENT SCHEDULE
                               -------------------

         A.    Agency Office:       Eleven Madison Avenue
                                    New York, New York  10010

         B.    Lenders              (Listed Below)


                                       TOTAL                     COMMITMENT
           LENDERS                   ALLOCATION (%)                AMOUNT
--------------------------------------------------------------------------------
Credit Suisse First Boston               100%                   $150,000,000
Eleven Madison Avenue
New York, New York 10010
Attn: James Moran
Telecopier: (212) 743-1878